UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ]           Preliminary Proxy Statement
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[X]           Definitive Proxy Statement
[   ]           Definitive Additional Materials
[   ]           Soliciting Material Pursuant to Section 240.14a-12

COLUMBIA LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 7, 2008

Dear Stockholder:

    You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Columbia Laboratories, Inc. (“Columbia”) on Tuesday, May 13, 2008, at 10:00 a.m. at the Hilton New York, 1335 Avenue of the Americas, New York, New York 10019.

    We hope that you can join us at this meeting. As a stockholder, your participation in the affairs of Columbia is important, regardless of the number of shares you hold. Therefore, whether or not you are able to personally attend, please vote your shares as soon as possible by completing and returning the enclosed proxy card, through the Internet, or by telephone using the procedures described in the accompanying Proxy Statement and proxy card.

    Columbia’s 2007 Annual Report and Proxy Statement for the 2008 Annual Meeting of Stockholders are enclosed. We hope you find it informative reading.

Sincerely yours,
Robert S. Mills
President and Chief Executive Officer

Stephen G. Kasnet
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
__________________________________________

TIME	10:00 a.m. on Tuesday, May 13, 2008

PLACE	Hilton New York 1335 Avenue of the Americas New York, New York 10019

ITEMS OF BUSINESS	1.	To elect seven members to the Board of Directors.

	2.	To consider and act upon a proposal to adopt Columbia’s 2008 Long-Term Incentive Plan.

	3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

RECORD DATE	You are entitled to vote at the Annual Meeting and any adjournment thereof if you were a stockholder at the close of business on March 31, 2008.

ANNUAL REPORT	Columbia’s 2007 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors

Michael McGrane Secretary

This Proxy Statement and accompanying proxy card are being distributed on or about April 7, 2008.

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE THROUGH THE INTERNET OR BY TELEPHONE USING THE PROCEDURES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

Termination or Change in Control	20
Tax Considerations	20
Compensation Committee Report	20

Executive and Director Compensation	22
Summary Compensation Table	22
2007 Grants of Plan-Based Awards Table	23
Outstanding Equity Awards at 2007 Fiscal Year-End	24
Option Exercises and Stock Vested in Fiscal 2007	26
Potential Payments upon Termination or Change in Control	27
2007 Director Compensation	30
Equity Compensation Plan Information	32
Compensation Committee Interlocks and Insider Participation	33

Report of the Audit Committee	33

Proposal 1 – Election of Directors	35

Proposal 2 – Approval of the 2008 Long-term Incentive Plan	37

General	44

Annual Report	44

Additional Questions and Information Regarding the Annual Meeting and Stockholder Proposals	45
What happens if additional proposals are presented at the annual meeting?	45
Who will bear the cost of soliciting votes for the annual meeting?	45
How do I propose individuals to serve as directors?	45
May I propose actions for consideration at next year’s annual meeting of stockholders?	45
Stockholder Proposals for Inclusion in 2009 Proxy Statement for the 2009 Annual Meeting	46

Appendix A	47
Columbia Laboratories, Inc., 2008 Long-Term Incentive Plan	47

ATTENDANCE AND VOTING MATTERS

Q:	Why am I receiving these materials?

A:
The Board of Directors (the “Board”) of Columbia Laboratories, Inc. (“Columbia,” the “Company,” “we,” “our,” or “us”, as the context requires) is providing this proxy statement (this “Proxy Statement”) and accompanying proxy card to solicit your proxy in connection with Columbia’s annual meeting of stockholders, which will take place on May 13, 2008. You are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement and accompanying proxy card are being distributed on or about April 7, 2008.

Q:	What information is contained in these materials?

A:
This Proxy Statement contains information related to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and Columbia’s most highly paid officers, and other required information. We have also enclosed for your review Columbia’s 2007 Annual Report.  This report contains financial and other information about our business during our last fiscal year, but does not constitute part of our proxy soliciting material.

Q:	What proposals will be voted on at the annual meeting?

A:	There are two proposals scheduled to be voted on at this year’s annual meeting:

●	The election of seven directors to the Board; and

●	Consideration and adoption of the Company’s 2008 Long-Term Incentive Plan.

We will also consider and vote upon any other proposal properly brought before the annual meeting.

Q:	What are the Board’s voting recommendations?

A:	The Board recommends that you vote your shares:

●	FOR the election of each of the nominees named herein to the Board;

●	FOR the adoption of the Company’s 2008 Long-Term Incentive Plan; and
●	In the proxy holders’ discretion FOR or AGAINST such other business as may properly come before the annual meeting or any adjournment or adjournments thereof.

Q:	What shares may I vote?

A:
You may vote all shares of Columbia’s common stock, par value $0.01 per share (“Common Stock”), Series B Convertible Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), and Series E Convertible Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”), that you owned as of March 31, 2008, which is the record date. These shares include (1) those held directly in your name as the stockholder of record and (2) those held for you as the beneficial owner through a stockbroker, bank, or other nominee.

Each share of Common Stock is entitled to one vote. Each share of Series B Preferred Stock is entitled to 20.57 votes (which is the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible).  Each share of Series E Preferred Stock is entitled to 50 votes (which is the number of shares of Common Stock into which each share of Series E Preferred Stock is convertible).  Columbia’s Series C Convertible Preferred Stock has no voting rights.

On the record date, there were approximately 52,061,789 shares of Common Stock issued and outstanding (each of which is entitled to one vote per share), 130 shares of Series B Preferred Stock issued and outstanding having voting power equal to 2,674 shares of Common Stock, and 59,000 shares of Series E Preferred Stock issued and outstanding having voting power equal to 2,950,000 shares of Common Stock.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most Columbia stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Columbia’s transfer agent, American Stock Transfer & Trust Company (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your proxy directly to Columbia or to vote in person at the annual meeting. Columbia has enclosed a proxy card for you to use.

Beneficial Owner

If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote, but because you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:	How can I vote my shares in person at the annual meeting?

A:
You may vote shares you hold directly in your name as the stockholder of record in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

If you are the beneficial owner of shares held in street name and your broker or nominee is forwarding these proxy materials to you, you may vote the shares in person at the annual meeting only if you obtain a signed proxy from your broker or nominee (i.e., the record holder) giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Mail—You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

On the Internet—If you hold your shares in street name and the firm that holds your shares offers Internet voting, your broker voting instruction card will contain instructions on how to vote on the Internet. If you vote on the Internet, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record you may not vote on the Internet.

By Telephone— If you hold your shares in street name and the firm that holds your shares offers voting by telephone, your broker voting instruction card will contain instructions on how to vote by telephone. If you vote by telephone, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record you may not vote by telephone.

Q:	May I change or revoke my vote?

A:
Yes, you may change or revoke your proxy instructions at any time prior to the vote at the annual meeting.

If you hold your shares directly and returned your proxy by mail, you must (a) file with Columbia’s Transfer Agent written notice of revocation or (b) timely deliver a valid, later-dated proxy. Your attendance at the annual meeting will not revoke your previously granted proxy unless you give written notice of revocation to Columbia’s Transfer Agent before the vote at the annual meeting or you vote by written ballot at the annual meeting.

For shares you own beneficially, you may change your vote by submitting new voting instructions to your broker or nominee. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until the cut-off time stated in the proxy instructions.

Q:	How are votes counted?

A:
In the election of directors, you may vote “FOR ALL NOMINEES,” “WITHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT” one or more of the nominees. For the other proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”.  If you “ABSTAIN”, it has the same effect as a vote “AGAINST”.  If you sign your proxy card or broker voting instruction card with no further instructions, your proxies will vote your shares in accordance with the recommendations of the Board.

Q:	What is the quorum requirement for the annual meeting?

A:
The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares of Common Stock, shares of Common Stock into which the Series B Preferred Stock is convertible and shares of Common Stock into which the Series E Preferred Stock is convertible (collectively, the “Shares”). The Shares may be present in person or represented by proxy at the annual meeting. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:
In the election of directors, each director requires the affirmative “FOR” vote of a plurality of those Shares represented, in person or by proxy, and entitled to vote at the annual meeting. For the adoption of the Company’s 2008 Long-Term Incentive Plan, the proposal requires the affirmative “FOR” vote of a majority of those Shares represented, in person or by proxy, and entitled to vote at the annual meeting. In each case, a quorum must be present at the annual meeting for a valid vote.

Q:	What happens if I abstain from voting?

A:
If an executed proxy card is returned and the shareholder has explicitly abstained from voting on any proposal, the shares represented by the proxy will be considered present at the annual meeting for the purpose of determining a quorum. In addition, while they will not count as votes cast in favor of the proposal, they will count as votes cast on the proposal. As a result, other than with respect to the election of directors, which will be determined by a plurality of the votes cast, an abstention on a proposal will have the same effect as a vote against the proposal.

Q:	What is a “broker non-vote”?

A:
A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. While broker non-votes will be counted for the purposes of determining whether a quorum exists at the annual meeting, they will not be considered to have voted on any of the proposals on which such instructions have been withheld.  In the case of any proposals requiring a majority vote in favor of the proposal, a broker non-vote will have the same effect as a vote against the proposal.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	We will announce preliminary voting results at the annual meeting and publish final results in Columbia’s quarterly report on Form 10-Q for the second quarter of 2008.

Additional Q&A information regarding the annual meeting and stockholder proposals may be found on pages 45 and 46.

OWNERSHIP OF THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

Common Stock. The following table sets forth, as of March 31, 2008, information with respect to the beneficial ownership of Common Stock by:

●	each person known to us to be the beneficial owner of more than 5% of Columbia’s Common Stock;

●	each of Columbia’s directors, director nominees, and named executive officers; and

●	all of Columbia’s current directors and named executive officers as a group.

The number of shares beneficially owned by each person, director, director nominee, or named executive officer is determined under rules of the Securities and Exchange Commission (the “SEC”); the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares with respect to which the person has the right to acquire sole or shared voting or investment power on or before May 30, 2008 (60 days after March 31, 2008) through the exercise of any convertible preferred stock, stock option, warrant or other right. Unless we indicate otherwise, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the class of shares set forth in the following tables.

Common Stock

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Total (2)
Perry Corp./Richard C. Perry (3) 767 Fifth Avenue, 19th Floor New York, New York 10153	5,567,365	10.3%

David M. Knott/Dorset Management Corporation (4) 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	5,404,412	9.9%

John P. Curran (5) 230 Park Avenue New York, New York 10017	5,240,550	9.9%

Goldman Capital Management, Inc. (6) 320 Park Avenue New York, New York 10022	2,785,836	5.4%

Directors and Named Executive Officers:

Valerie L. Andrews (7) (8)	29,965	*

Edward A. Blechschmidt (7) (8)	65,715	*

James S. Crofton (7) (8)	29,965	*

Stephen G. Kasnet (7) (8)	67,965	*

Michael McGrane (7) (8)	539,085	1.0%

James A. Meer (7) (8)	160,100	*

Robert S. Mills (7) (8)	694,225	1.3%

Denis M. O’Donnell, M.D. (7) (8)	139,965	*

Selwyn P. Oskowitz, M.D. (7) (8)	102,965	*

All Directors and Executive Officers as a Group (9 persons) (7) (8)	1,829,950	3.4%

*	Signifies less than 1%

(1)
Includes shares that may be acquired through the conversion of shares of preferred stock or the exercise of warrants, stock options, or other rights, in each case, that are convertible or exercisable on or before May 30, 2008.

(2)
Based on 52,061,789 shares outstanding at March 31, 2008. In calculating the percentage of ownership, all shares of Common Stock of which the identified person or group has the right to acquire beneficial ownership on or before May 30, 2008 are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by that person or group. These shares are not, however, deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person or group.

(3)
Based on Schedule 13G filed on or about February 12, 2007 with the SEC by Perry Corp. and Richard C. Perry, in which each of them reported sole beneficial ownership of 5,567,365 shares of Common Stock, which includes 1,750,000 shares of Common Stock issuable upon conversion of 35,000 shares of Series E Preferred Stock.

(4)
Based on Schedule 13G filed on or about February 14, 2007 with the SEC by Dorset Management Corporation and David M. Knott in which (a) Dorset Management Corporation reported beneficial ownership of 5,200,248 shares of Common Stock, which includes 637,203 shares of Common Stock issuable upon the exercise of convertible subordinated promissory notes, and 1,168,000 shares of Common Stock that are issuable upon conversion of 23,360 shares of Series E Preferred Stock, and (b) David M. Knott reported beneficial ownership of the shares reported as beneficially owned by Dorset Management Corporation, plus 4,520 additional shares of Common Stock, and 32,000 shares of Common Stock issuable upon conversion of 640 shares of Series E Preferred Stock, and to which the Company has added, for disclosure purposes in the Table, 139,177 shares of Common Stock issuable upon the exercise of convertible subordinated promissory notes and 28,467 shares of Common Stock issuable upon exercise of warrants.

(5)
Based on Form 4 filed on or about February 21, 2007 with the SEC by John P. Curran, which reported beneficial ownership of 4,870,620 shares of Common Stock, and to which the Company has added, for disclosure purposes in the Table, 173,267 shares of Common Stock issuable upon exercise of warrants (123,762 of which are held by Curran Partners and 49,505 of which are held by Curran Family Partners II) over which John P. Curran has investment power, and 196,663 shares of Common Stock issuable upon the exercise of convertible subordinated promissory notes, which are held by Curran Family Partners II, over which John P. Curran has investment power.

(6)	Based on Schedule 13G filed on or about June 1, 2007 with the SEC by Goldman Capital Management, Inc., in which it reported beneficial ownership of 2,785,836 shares of Common Stock.
(7)
Includes shares which may be acquired upon the exercise of options exercisable within 60 days after March 31, 2008, as follows: Ms Andrews, 12,000 shares; Mr. Blechschmidt, 15,000 shares; Mr. Crofton, 12,000 shares; Mr. Kasnet, 12,000 shares; Mr. McGrane, 456,310 shares; Mr. Meer, 130,000 shares; Mr. Mills, 603,225 shares; Dr. O’Donnell, 122,000 shares; and, Dr. Oskowitz, 83,000 shares.

(8)
Includes restricted shares that were unvested on March 31, 2008, as follows: Ms. Andrews, 13,465 shares; Mr. Blechschmidt, 13,465  shares; Mr. Crofton, 13,465  shares; Mr. Kasnet, 13,465  shares; Mr. McGrane, 34,656; Mr. Meer, 38,000 shares; Mr. Mills, 46,500 shares; Dr. O’Donnell, 13,465  shares; and, Dr. Oskowitz, 13,465  shares.

Series B Preferred Stock. Michael Nissan and Marla S. Nissan of 876 Park Avenue, New York, New York 10021, hold all 130 outstanding shares of the Series B Preferred Stock as of March 31, 2008.

Series E Preferred Stock. The following table sets forth, as of March 31, 2008, information with respect to each person known to us to be the beneficial owner of more than 5% of Columbia’s Series E Preferred Stock. No director, director nominee, or named executive officer owns any shares of Series E Preferred Stock.

Series E Preferred Stock
	Number of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	of Total (1)
Perry Partners International, Inc. 767 Fifth Avenue, 19th Floor New York, New York 10153	25,536	43.3%

Knott Partners Offshore Master Fund L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	9,580	16.2%

Perry Partners, L.P. 767 Fifth Avenue, 19th Floor New York, New York 10153	9,464	16.0%

Knott Partners, L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	7,980	13.5%

Shoshone Partners, L.P. 485 Underhill Boulevard, Suite 205 Syosset, New York 11791	5,180	8.8%

(1)	Based on 59,000 shares of Series E Preferred Stock outstanding at March 31, 2008.

As of March 31, 2008, the Company knows of no persons, other than those listed above, who beneficially own as determined under rules of the Securities and Exchange Commission more than 5% of the Company’s outstanding Common Stock, Series B Preferred Stock, or Series E Preferred Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules issued thereunder require the Company’s directors and executive officers and beneficial owners of more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of the Company’s Common Stock with the SEC. Copies of these reports are furnished to Columbia. The Company is required to identify any of those individuals who failed to file such reports on a timely basis. Based solely on Columbia’s review of the copies of such reports furnished to Columbia and representations from the persons subject to Section 16(a) with respect to Columbia, we believe that during 2007 all of Columbia’s executive officers, directors, and 10% stockholders complied with the Section 16(a) requirements, except John P. Curran who filed a Form 3 one day late and a Form 4 one business day late.

RELATIONSHIP WITH INDEPENDENT AUDITORS

McGladrey & Pullen, LLP (“McGladrey”) serves as the Company’s independent auditors and has served in that capacity since December 2007. Goldstein Golub Kessler LLP (“GGK”) served as the Company’s independent auditors from 1998 to December 2007. On, December 10, 2007, the Company was notified that the partners of GGK who were primarily responsible for overseeing the audit by GGK of the Company’s financial statements had become partners of McGladrey pursuant to a limited asset purchase agreement and that GGK resigned as the independent registered public accounting firm for the Company. The decision to engage McGladrey as the Company’s new independent registered public accounting firm was approved by the Audit Committee of the Board.

The audit reports of GGK on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2006 and 2005, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2006 and 2005, and through the date of the engagement of McGladrey, the Company did not consult with McGladrey on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and McGladrey did not provide either a written report or oral advice to the Company that McGladrey concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of the Company 's consolidated financial statements for each of the fiscal years ended December 31, 2006 and 2005, and through the date of the engagement of McGladrey there were: (i) no disagreements between the Company and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in their reports on the Company 's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee considered the independence of GGK and McGladrey and whether the audit and non-audit services GGK and McGladrey provide to the Company are compatible with maintaining that independence. The Audit Committee has adopted a set of policies governing the provision of non-audit services by GGK and McGladrey; those policies are included in the Audit Committee’s report. See “Board of Directors and Corporate Governance – Audit Committee.” The Audit Committee has adopted procedures by which the Audit Committee must approve in advance all services provided by and fees paid to the Company’s independent auditors. The advance approval requirement was not waived in any instance during the past fiscal year.

Fees and Services of McGladrey & Pullen, LLP, and Goldstein Golub Kessler LLP

Through December 10, 2007, GGK had a continuing relationship with RSM McGladrey, Inc. (“RSM”) from which it leased auditing staff who were full time, permanent employees of RSM and through which its partners provide non-audit services. Subsequent to December 10, 2007, this relationship ceased and McGladrey established, and maintains, a similar relationship with RSM.  McGladrey has no full time employees and, therefore, none of the audit services performed were provided by permanent full-time employees of McGladrey. McGladrey manages and supervises the audit and audit staff and is exclusively responsible for the opinion rendered in connection with its examination.

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2007, and December 31, 2006, by McGladrey, GGK, and RSM:

	2007	2006
Audit Fees (1)	$385,000	$313,000
Audit Related Fees (2)	$21,000	$30,000
Tax Fees (3)	$34,000	$15,000
All Other Fees	$0	$0

Total	$440,000	$358,000

(1)
Audit fees consisted of fees for audit work performed in the auditing of financial statements, including the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act and review of interim financial statements.

(2)	Audit-related fees consisted principally of fees for consulting on financial accounting/reporting standards for transactions and related matters.

(3)	Tax fees consisted principally of fees for work performed with respect to tax compliance.

The Audit Committee has adopted a formal policy on auditor independence requiring the advance approval by the Audit Committee of all audit and non-audit services provided by Columbia’s independent auditors. In determining whether to approve any services by Columbia’s independent auditors, the Audit Committee reviews the services and the estimated fees and considers whether approval of the proposed services will have a detrimental impact on the auditor’s independence. On an annual basis, the Company’s management reports to the Audit Committee all audit and non-audit services performed during the previous twelve months and all fees billed by the Company’s auditor for such services.

In fiscal 2007, all audit and non-audit services and the corresponding fees were approved by the Audit Committee.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board in General

The Board is currently comprised of seven members. Directors are required by Columbia to be less than age 72 when elected or appointed unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. The Board can fill vacancies and newly created directorships, as well as amend the bylaws to provide for a greater or lesser number of directors. The members of the Board are Valerie L. Andrews, Edward A. Blechschmidt, James S. Crofton, Stephen G. Kasnet, Robert S. Mills, Denis M. O’Donnell, M.D., and Selwyn P. Oskowitz, M.D.

The Role of the Board in Corporate Governance

Pursuant to Columbia’s bylaws and Delaware General Corporation Law, Columbia’s business and affairs are managed under the direction of the Board. The Board plays an important role in the governance of the Company and in directing management’s overriding objective, the pursuit of long-term growth and increasing stockholder value. The responsibilities of the Board include:

●	Establishing the Company’s strategic plan;
●	Establishing broad corporate policies and reviewing overall performance;
●	Overseeing Company management;
●	Management succession;
●	Review and approval of the annual operating plan prepared by management;
●	Monitoring of performance in comparison to the operating plan;
●	Consideration of topics relevant to the Company’s ability to carry out its strategic plan;
●	Review of the Company’s investor relations program; and,
●	Review and approval of proposed major commitments of corporate resources.

Executive Sessions of and Communication with Independent Directors

Members of the Board are kept informed of Columbia’s business through discussions with the President and Chief Executive Officer (the “CEO”) and other senior officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees.

Mr. Kasnet, who serves as Chairman of the Board, presides at regular meetings of the Board. Except for Mr. Mills, CEO, each director qualifies as an “Independent” director under the current NASDAQ Global Market listing standards.  Independent directors meet regularly in executive session without management participation. This encourages open discussion.

The Board has implemented a process by which the Company’s stockholders can communicate directly with independent directors.  Columbia stockholders who want to communicate with the Board or any individual director may write to:

Columbia Laboratories, Inc.
354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039
Attn: Board of Directors
- or -
directors@columbialabs.com

The letter should include a statement indicating that the sender is a Columbia stockholder. The General Counsel will review all stockholder letters to the Board and depending on the subject matter will:

●	Promptly forward any letter that deals with the function of the Board or committees of the Board (or is otherwise appropriate for Board attention) to the director or directors to whom it is addressed;

●	Attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information about Columbia and stock-related matters; or,

●	Not forward the letter if it relates to an improper or irrelevant topic.

The General Counsel or another member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Meetings and Attendance during Fiscal 2007

The Board held 13 meetings in 2007.  The Board had, and continues to have, four standing committees, as described below.  Each director who served as a director during 2007 participated in 75% or more of the meetings of the Board and the committees on which he or she served during the year ended December 31, 2007. At each regular meeting of the Board, the independent directors met in private without members of management.

We typically schedule a Board meeting in conjunction with our annual meeting and expect that our directors will attend, absent a valid reason such as a schedule conflict. Last year, six of the seven individuals then serving as directors attended our annual meeting of stockholders.

Committees of the Board

The Board has the following four committees: (1) Audit, (2) Compensation, (3) Nominating and Corporate Governance, and (4) Scientific. The Board has adopted a written charter for each of the first three committees. The committee charters are posted on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website, www.columbialabs.com.

Audit Committee

       The primary function of the Audit Committee is to oversee Columbia’s reporting processes on behalf of the Board and to report the results of its activities to the Board. The Audit Committee’s primary duties and responsibilities are to:

●
Serve as an independent and objective party to monitor the Company’s financial reporting process, including the review of the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, and internal control systems (including any material weaknesses, significant deficiencies and significant changes in internal controls reported to the Audit Committee by the outside auditor or management);

●	Review financial press releases;
●	Review and appraise the audit efforts of the Company’s independent accountants;
●	Provide an open avenue of communication among the independent accountants and financial and senior management;
●	Approve the engagement of the Company’s independent accountants;
●	Review and address conflicts of interests of directors and executive officers; and,
●	Monitor, review, and recommend actions relating to transactions and dealings with related parties.

The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board on May 12, 2004.
While the Audit Committee has the powers and responsibilities set forth in its charter, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that Columbia’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

All of the members of the Audit Committee are “independent” as such term is defined by the applicable listing standards of the NASDAQ Global Market and Section 10A(m)(3) of the Exchange Act. Columbia has identified James S. Crofton as an “audit committee financial expert” as that term is defined in applicable regulations of the Securities and Exchange Commission.

Members: Mr. Crofton (chair), Mr. Kasnet, and Dr. O’Donnell                                                                                                                           Meetings last year: four

Compensation Committee

Information about the Compensation Committee can be found in the section of this proxy statement under the heading “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee provides assistance to the Board in identifying, screening, and recommending qualified candidates to serve as directors of Columbia. The Committee also oversees matters of corporate governance and provides counsel to the Board with respect to Board organization, membership, and function.  The Nominating and Corporate Governance Committee acts pursuant to the Nominating and Corporate Governance Committee Charter adopted by the Board on August 16, 2004.

The Nominating and Corporate Governance Committee is responsible for proposing to the Board nominees for election or reelection to the Board based upon recommendations from the Chairman, the CEO, other Board members, and Columbia stockholders.

Board candidates are considered by the Nominating and Corporate Governance Committee on a case-by-case basis. A candidate for election to the Board must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care in his or her representation of the interests of stockholders. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and transactions regarding the Company’s industry. In general, candidates will be preferred who currently hold, or have recently held, an established executive level position and have extensive experience in business, finance, law, science, research, or government. The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through other sources. When current Board members are considered for nomination for reelection, the Nominating and Corporate Governance Committee will take into consideration their prior Board contributions and performance as well as the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Nominating and Corporate Governance Committee will make a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve, and other relevant information. This information will be evaluated against the criteria set forth above and the specific needs of the Company at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee will determine which nominee(s) to submit for election. The Nominating Committee will use the same process for evaluating all nominees, regardless of the original source of the nomination.

Recommendations from stockholders may be submitted to Columbia in accordance with the procedures set forth in the additional Q&A information on pages 45 and 46. Any nominations for director to be made at an Annual Meeting of Stockholders must also be made in accordance with the requirements described in the Q&A information.

In addition to identifying, screening and recommending qualified candidates to serve as directors, the Nominating and Corporate Governance Committee’s responsibilities include:

●	Reviewing potential conflicts of prospective Board members;

●	Reviewing the composition of the Board and the skills and experience of its members; and,

●	Studying and making recommendations to the Board concerning the size, composition, and functioning of the Board.

The Nominating and Corporate Governance Committee has adopted a policy that does not permit a non-employee director to be nominated for election as a director at the next annual meeting of stockholders if the director will attain the age of 72 during the term for which he or she would be nominated.

All of the members of the Nominating and Corporate Governance Committee are “independent” as such term is defined by the applicable listing standards of the NASDAQ Global Market.

Members: Mr. Kasnet (chair), Ms. Andrews, Mr. Blechschmidt, and Dr. Oskowitz.Meetings last year: two

Scientific Committee

The Scientific Committee is responsible for reviewing and advising Company management on the Company’s research and development programs.

All of the members of the Scientific Committee are “independent” as such term is defined by the applicable listing standards of the NASDAQ Global Market.

Members: Dr. O’Donnell (chair), Mr. Blechschmidt, Mr. Crofton, and Dr. Oskowitz. Meetings last year: two

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, executive officers (including our CEO and our Chief Financial Officer and principal accounting officer), and employees of the Company.  The Code was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.  Our Code of Business Conduct and Ethics is posted on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website: www.columbialabs.com. If, in the future, we should amend our Code of Business Conduct and Ethics or grant a waiver to our CEO or our Chief Financial Officer and principal accounting officer with respect to our Code of Business Conduct and Ethics, then we will post the amendment or a description of the waiver on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website: www.columbialabs.com.

Review of Related Person Transactions

Columbia has a policy against its directors, officers, employees, and consultants entering into transactions that present actual or potential conflicts of interests. A conflict of interest can arise when a director, officer, employee, or consultant takes an action or has an interest that may make it difficult for him or her to perform his or her work objectively and effectively. Conflicts of interest may also arise when a director, officer, employee, or consultant (or his or her family members) receives improper personal benefits as a result of the director's, officer's, employee's, or consultant's relationship to the Company. This policy is reflected in the Company’s Code of Business Conduct and Ethics. In addition, the Audit Committee of the Board, pursuant to its charter, is responsible for reviewing and addressing conflicts of interest of directors and executive officers; as well as monitoring and reviewing (including discussing with management and the independent auditor) and, if appropriate, recommending to the full Board the approval or ratification of any transactions or courses of dealing with related parties that are required to be disclosed pursuant to SEC Regulation S-K, Item 404. There were no related person transactions in 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our Compensation Committee (which is referred to in this section of the Proxy Statement as the “Committee” or as the “Compensation Committee”) provides assistance to the Board in fulfilling its responsibility to oversee and participate in the creation and administration of executive compensation programs and practices. Responsibilities of the Committee include, among other things:

▪	Review and determination of the annual salary of the Company’s CEO and other officers;
▪	Review and approval of the Company’s management incentive compensation policies and programs; and
▪	Review and approval of equity compensation programs for the Company’s employees, directors and consultants, including grants of options, restricted stock and other awards thereunder.

The Committee’s complete role and responsibilities are set forth in a written charter adopted by the Board of Directors on May 15, 2007. This charter can be found on our “Investor Relations” website, www.cbrxir.com, which may also be accessed through our corporate website, www.columbialabs.com.  The Board of Directors selected three individuals to serve on the Committee: Valerie L. Andrews (Chair), Edward A. Blechschmidt, and Denis M. O’Donnell, M.D.  Each of these individuals satisfies the independence requirements of the NASDAQ Global Market.

The Committee meets at regularly scheduled times during the year and on an ad hoc basis as business needs necessitate.  In 2007, the Committee held five meetings.  In addition to the assistance provided by the Company’s management, the Committee has the authority under its Charter to retain independent consultants and legal counsel to provide guidance on matters related to executive compensation and other related matters as directed by the Committee; the Committee retained neither consultants nor counsel in 2007.

Executive Compensation Philosophy and Objectives

Our compensation program for the individuals named in the Summary Compensation Table on page 22 (the “named executive officers”) is designed and implemented based on our pay-for-performance compensation philosophy.  Our named executive officers are Robert S. Mills, CEO, James A. Meer, Senior Vice President, Chief Financial Officer, and Treasurer (“CFO”), and Michael McGrane, Senior Vice President, General Counsel, and Secretary (“GC”). We strive to adhere to this philosophy by differentiating the pay and rewards of our executive officers based on their demonstrated performance and potential to contribute to the long-term success of the Company. Competing for talent in the rapidly changing and increasingly competitive pharmaceutical industry is both challenging and critical to our success.  We need and want the best people to be excited and motivated to work at Columbia and to understand that their rewards are driven by the Company’s performance and by their individual contributions to the Company’s performance.  The quality of the Company’s talent is a key component of long-term stockholder value.

We have established a total rewards framework that supports our compensation philosophy through the following objectives:

▪	to afford our executives a competitive total rewards opportunity comparable to organizations with which we compete for executive talent;

▪	to allow us to attract and retain executives who can perform and succeed in our fast-paced and challenging environment; and

▪	to deliver pay in a cost efficient manner that aligns employees’ rewards with stockholders’ long-term interests.

Compensation Program Elements and Pay Level Determination

The Committee undertakes discussions and assessments of compensation related programs and the performance of management throughout the year. Early in the Company’s fiscal year the Committee reviews and recommends base salaries, annual cash incentive bonus payments, and equity incentives for all executive officers based on the prior year’s performance, which are then approved by all independent (non-employee) directors.

As part of the review process, the CEO provides to the Committee an individual assessment of the major accomplishments of each executive officer over the prior year, as well as recommended compensation actions for each executive officer.  The Committee evaluates the performance of our CEO and recommends to our Board for its approval all compensation elements and amounts to be awarded to our CEO.  Our CEO, who is a member of the Board of Directors, does not participate in Board decisions relating to his own compensation. The key metrics we use to measure the performance of our executive officers can be grouped in the following categories:

▪	Financial – We evaluate measures of Company financial performance, including revenue growth and other matters such as expense management.

▪
Strategic – We monitor the performance of our executive officers in furthering the strategic success of the Company.  This includes achieving targeted revenues, completing recruitment in a clinical study, ensuring talent is effectively managed, and through evaluating and establishing new partnership opportunities.

▪
Operational – We include operational measures in our determination of success, including the quality of our leadership development and teamwork, and effective recruitment and retention of talented employees.

The Committee considers the totality of the information presented (including each executive’s significant accomplishments, external competitiveness, Company performance, progress towards strategic objectives, and internal equity among executive officers) and applies its knowledge and discretion to determine the compensation for each executive officer.

To understand external competitiveness, the Committee considered market capitalization, revenues, number of employees, and other factors relating to 24 publicly-traded pharmaceutical and biotechnology companies, and from them identified a peer group of 14 publicly-traded companies each of which, like the Company, had in 2007 a market cap of approximately $100 – $200 million, annual revenue under $100 million, and fewer than 250 employees.

In addition to an analysis of the publicly available executive compensation disclosures of the peer group of companies, management provided the Committee with a custom survey from the Radford Consulting Group (“Radford”) of integrated summaries of non-public executive compensation information from 11 of 14 of our peer group companies, without identifying information from specific companies.

Public Company Peer Group

Set forth in the table below is a list of companies comprising our public company peer group.

CollaGenex Pharmaceuticals, Inc.
Adolor Corp.
NPS Pharm Inc.
DepoMed, Inc.
ISTA Pharmaceuticals, Inc.
Anesiva, Inc.
Barrier Therapeutics, Inc.
Cyclacel Pharmaceuticals, Inc.
EntreMed Inc.
Penwest Pharmaceuticals Co.
SciClone Pharmaceuticals Inc.
Renovis Inc.
Cell Therapeutics, Inc.
Antares Pharma, Inc.

Components of our Executive Compensation Program

Total compensation for the Company’s named executive officers is a mix of cash and equity awards. Base salaries and discretionary annual incentive bonuses are paid in cash. Long term incentives consist of equity awards, including stock options and restricted stock awards. Indirect compensation includes standard employee benefits.

Each component of compensation and selected benefits is summarized in the following table.

Component	Purpose/Description
Base salary	Competitive fixed income for performance of day-to-day responsibilities, paid semi-monthly.
Annual incentive bonus	Rewards achievement of annual goals that support short-term (annual) business objectives, paid in cash after the relevant fiscal year.
Equity compensation	Fosters a culture of ownership, aligns compensation with stockholder interests, and promotes long-term retention with the Company. Consists primarily of the following equity-based awards.
• Stock options	Provides compensation tied to the price of our Common Stock. The awards have no value if our Common Stock price falls below the grant price.
• Restricted stock
Provides compensation tied to the price of our Common Stock. Supports an ownership mentality, encouraging our executives to act in a manner consistent with the long-term interests of the Company and its stockholders.

Benefits	Standard employee benefits, such as health, dental, disability, and life insurance.
Retirement Benefits	Standard employee 401(k) plan. The Company matches 50% of the first 4% of contributions.
Perquisites	None

While the general mix of each component is considered in the design of our total compensation program, the Committee does not target a specific mix of pay either in its program design or in its compensation determinations. By design, our executive officers have more variability in their compensation than non-executives, to more closely tie their compensation to the Company’s overall performance.  Company management also provides the Committee a tally sheet for each executive officer that sets forth all components of the executive’s compensation, including salary, cash bonus, value of equity compensation, the dollar value to the executive and cost to Company of all benefits, and the actual projected payout obligation under potential severance and change-in-control scenarios, and shows the impact of the proposed award or payment on each compensation component and on aggregate compensation.  The Committee makes all executive compensation recommendations and decisions with reference to the provided tally sheets, with a goal of establishing and administering an overall executive compensation program that is fair and reasonable both to our executives and our stockholders.

Base Salary

We pay our executive officers’ base salaries to provide a baseline level of compensation that is both competitive with the external market and commensurate with each employee’s past performance, experience, responsibilities, and skills. The base salary levels of our executive officers may be increased from time to time to recognize external competitive compensation levels, internal pay equity, and individual contributions and performance.

Changes in Base Salaries for 2008

Base salary increases for our named executive officers averaged 5.8% and were effective March 1, 2008.  In prior years, the Committee benchmarked base salaries at approximately the 60th percentile of salaries for comparable positions in companies of comparable size as reported annually in the Radford Survey of Biotechnology Companies. During 2007, the Committee changed its benchmark to the salaries for comparable positions in the peer group companies.  To determine the base salary levels for the Company’s executive officers the Committee compared their total cash compensation (i.e. base salary plus target annual bonus)  to total cash compensation for comparable positions in the peer group companies. The Committee concluded that Mr. Mills’ total compensation should be about in the middle of the range for comparable positions in the peer group and the Committee then determined Mr. Mills’ base salary in relation to his target annual bonus, his relatively recent appointment as CEO, and the Company’s resource constraints. The Committee applied a similar process in determining base salaries for the other named executive officers. The Committee also determined that salary levels for Mr. Meer’s position as CFO and Mr. McGrane’s position as GC, which based on the scope of his responsibilities is targeted by the Company at a Chief Operating Officer level, should be more comparable, which the Committee reflected in their salary adjustments for 2008.

The table below shows annual 2007 and 2008 salaries for each named executive officer.

Name	Position	Ending 2007 Salary	2008 Salary*	Percentage (%) Increase
Robert S. Mills	CEO	$353,600	$390,000	10.3%
James A. Meer	CFO	$260,000	$275,000	5.8%
Michael McGrane	GC	$290,700	$295,700	1.7%

*Effective as of March 1, 2008

2007 Annual Cash Incentive Bonus

We maintain an annual cash incentive program (the “Incentive Plan”), the purpose of which is to motivate and reward the attainment of annual Company and individual performance. For all participants, annual incentive opportunities, which are expressed as a percentage of base salary, can range from 0% to 150% of targeted levels, depending on the degree of attainment of pre-established Company goals for that particular year. Bonus targets for Messrs. Mills, Meer and McGrane are 50%, 35%, and 40% of salary, respectively, pursuant to their individual employment agreements. The Company has entered into employment agreements with severance and change of control payments with our named executive officers because we believe that they are a fair and effective way to maintain focus on our business in the face of market and other volatility in our industry.

    Actual payouts under the Company’s cash incentive program are recommended by the Committee to the Board based on achievement of corporate goals, overall individual performance, and the broad discretion of the Committee and Board. Our corporate goals are jointly established at the beginning of each year by management and the Committee and are approved by the Committee and the Board.  Once the corporate goals are finalized and approved by the Board, they are clearly communicated to executives.  Executives are aware of the overall bonus program, targets, annual goals, and performance measures that impact the annual bonus payout.

The extent to which corporate goals are achieved is assessed by the Committee with input from the CEO and other members of management.  The Committee considers the following in assessing cash bonuses:

•	The extent to which corporate goals are achieved or exceeded;

•	The overall corporate success throughout the year as determined by factors such as progress in key programs, execution of the strategic plan, and share price; and,

•	Positive or negative events occurring throughout the year unrelated to pre-established corporate goals.

For the fiscal year ended December 31, 2007, the Committee recommended to the Board of Directors and it approved funding the Incentive Plan at 70% of target for all of the participants, including the executive officers, based upon progress towards the achievement of the following.

Company Goal	Weight	Results	Achievement

Achieve targets for 2007 of:	60%	Goal partially met	30%
Revenue of $29 million		Revenue of $29.6 million
Operating loss of ($3.5 million)		Operating loss of ($8.1 million)
Net loss of ($10.9 million)		Net loss of ($14.3 million)

Complete at least one business development project that will enhance the Company’s revenue	10%	Goal partially met In September 2007, the Company and Ascend Therapeutics, Inc., entered into a five year license and supply agreement under which Ascend will sell PROCHIEVE® 4% (progesterone gel) in the United States.	5%

Complete a Phase I multiple dose PK study of our lidocaine product candidate by May 15, 2007. Complete enrollment in Phase II efficacy study of lidocaine product candidate by December 31, 2007.	7.5%	Goal partially met The Phase I study was completed in April 2007, but the Phase II study recruitment was not complete at year-end.	3.75%

Implement a strategy to leverage the Company’s data showing the effect of PROCHIEVE® 8% (progesterone gel) in reducing the risk of preterm birth in women with a short cervix in mid-pregnancy	7.5%	Goal exceeded The clinical trial data were published in October 2007 in Ultrasound in Obstetrics & Gynecology followed by the publication of an abstract in the December 2007 supplement of the American Journal of Obstetrics and Gynecology.	10%

Complete and implement a plan to convert the Company’s PROCHIEVE 8% infertility market to CRINONE® 8% (progesterone gel)	7.5%	Goal partially met	3.75%

Improve quality and timeliness of financial information, maintain effective control over financial reporting, and attract retain and motivate talent	7.5%	Goal met	7.5%
Total	100%		60%

The Board elected to fund the bonus pool at 70% based on the combination of attaining 60% of the combined Company goals plus an additional discretionary component of 10% to motivate and retain employees. The incentive compensation plan provides the Board with broad discretion about performance against the goals. With respect to the financial goals, where only the revenue goal was met, the Board took into consideration the fact that several months after establishing both income goals for the year, the Company decided to incur additional strategic expenses to increase the size of the Company’s sales force as well as to begin the PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE 8%, the Company’s pivotal Phase III clinical trial to reduce the risk of preterm birth in women with a short cervix as measured at mid-pregnancy.

The table below details the annual bonus targets and actual payments made under the annual cash bonus plan for each of the named executive officers with respect to the fiscal year ended December 31, 2007. As with the 2008 salary adjustments for Messrs. Meer and McGrane, described above, the Committee recommended and the Board approved 2007 incentive bonus awards for them that were  somewhat comparable.

Name	2007 Target Bonus		2007 Actual Bonus
	$	% of Salary	$	% of Salary
Robert Mills	$176,800	50%	$123,760	35%
James Meer	$93,000	35%	$70,000	27%
Michael McGrane	$116,280	40%	$76,000	26%

Equity Compensation

An equity compensation program is provided to all employees to foster a culture of ownership, align compensation with stockholder interests, and promote long-term retention with the organization.  Each year the Committee determines the types of awards to be used for equity compensation.  In doing so, the Committee considers the ability of each type of award to achieve key compensation objectives (such as employee retention, motivation, and attraction), the needs of the business, competitive market practices, dilution, and expense constraints, as well as tax and accounting implications.

The exercise price for each stock option awarded under the Columbia Laboratories Inc. 1996 Long-Term Performance Plan (the “1996 Plan”) is generally the fair market value for the Company’s Common Stock on the NASDAQ Global Market on the date of grant. However, we also issue stock option awards to our executive officers at above fair market value to further incentivize them.  Stock option grants and restricted stock awards are made at Board and Committee meetings that are generally scheduled a year in advance and scheduling decisions are made without regard to anticipated financial reporting dates or other major announcements by the Company.

In general, newly hired employees, including executive officers, are granted options and/or restricted stock effective on the first day of employment, with the options having an exercise price set at the fair market value for our Common Stock on the NASDAQ Global Market on the employment start date. The employees’ start dates are scheduled without regard to anticipated financial reporting dates or other major announcements by the Company.

We typically make one annual grant of employee stock options at the time of the annual review of each executive’s performance, usually in late February or early March. For 2007, the Committee recommended to the Board, and the Board approved, a program awarding stock options and restricted stock for our executive officers. The stock options and restricted stock grants each vest 25% annually on the first four anniversaries of the grant date. Time-vested restricted stock serves as a retention vehicle by maintaining some level of value based on the stock price at any point in time and encourages our executives to act in a manner consistent with the long-term interests of the Company and its stockholders.

In determining equity awards for 2008, the Committee did not rely solely upon the peer group companies because the volatility in their stock prices significantly affects the Black-Scholes values of their equity grants. The Committee determined instead that the Company should limit the issuance of stock options and restricted stock grants to all Company employees to approximately 2.0% of the outstanding shares, or 1,095,000 shares. The Committee also determined that amount was appropriate when taking into consideration the Company’s market capitalization.  While the Committee increased the number of options awarded to each executive officer in 2008 over 2007, it awarded the same number of options as in 2007 at the fair market value of our Common Stock on the grant date, which was $2.40 per share on March 3, 2008, and awarded the additional options for 2008 at a premium exercise price of $3.00 per share to further align the executives’ interests with that of the stockholders.

On March 3, 2008, the following equity awards were granted to the named executive officers:

Name	Number of options granted at Fair Market Value	Number of options granted at premium exercise price of $3.00 per share	Number of Restricted Stock Awards
Robert Mills	130,000	45,000	24,000
James Meer	91,000	29,000	17,500
Michael McGrane	104,000	16,000	17,500

Benefits and Perquisites

All of the executive officers are offered the standard benefit plans that are offered to other full-time employees of the Company.  These standard benefits include health, dental, vision, life insurance, and both short- and long-term disability.  In addition, the Company provides a 401(k) plan with a 50% match of contributions up to 4% of salary.  The Company does not provide perquisites for our executive officers.

Termination or Change in Control

The Company has entered into employment agreements with each of our named executive officers which contain severance arrangements.  These agreements provide for payments and other benefits if the officer’s employment is involuntarily terminated by the Company.  In addition, each agreement renews automatically if notice of non-renewal is not given at least 60 days before March 31 of any year. If the Company gives notice of non-renewal, the executive is entitled to a lump sum payment equal to one (1) times the executive’s annual base salary in effect at the time.

Under their employment agreements, each executive officer has agreed to certain confidentiality and non-competition provisions and is entitled to participate in all bonus and incentive programs based upon the parameters and criteria contained in the Incentive Plan and within the discretion of the Board.  Each executive employment agreement incorporates an executive change in control severance agreement that provides payments to the executive under certain circumstances.  Payments under the agreements are subject to a double trigger, meaning payments require both a change in control and a termination by the Company without cause or by the executive for “good reason.”  We believe agreements of this type can be important components of our effort to recruit and retain senior executives, particularly for companies at our stage of development and in our relatively high-risk industry.

A further discussion of the terms and payouts under each of these agreements is set forth below under the heading Potential Payments upon Termination or Change in Control.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility for federal income tax purposes of annual compensation paid by a publicly held company to its chief executive officer and its other named executive officers, unless certain conditions are met.  To the extent feasible, we structure executive compensation to preserve deductibility for federal income tax purposes. In this regard, our stock option plans are designed to preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options.  Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interest of the Company.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers and oversees the Company’s compensation policies, the Long-term Performance Plan, Incentive Plan, and other benefit programs.  Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation.

We have reviewed and discussed with management the Compensation Discussion and Analysis found on pages 13-21 of this report.  The Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for filing with the SEC.

Valerie L. Andrews, Chair
Edward A. Blechschmidt
Denis M. O’Donnell, M.D.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards[1]	Option Awards[2]	Non-Equity Incentive Plan Compensation[3]	All other compensation[4]	Total
Robert S. Mills, President and Chief Executive Officer	2007 2006	$351,332 $339,570	$ 50,207 $148,063	$328,577 $249,757	$123,760 $136,000	$4,500 $5,000	$858,376 $878,390
James A. Meer, Senior Vice President, Chief Financial Officer, and Treasurer	2007 2006[5]	$260,000 $ 18,712	$43,919 $ 2,928	$153,722 $ 4,341	$70,000 n/a	$3,444 n/a	$531,085 $ 25,981
Michael McGrane, Senior Vice President, General Counsel, and Secretary	2007 2006	$288,883 $279,142	$ 37,273 $110,621	$160,209 $ 73,533	$76,000 $89,440	$3,911 $3,750	$566,276 $556,486

1 This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for the fair value of restricted stock awards (“RSAs”) in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R (“SFAS 123R”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For RSAs, fair value is calculated using the average of the high and low price of the Company’s Common Stock on the date of the grant. For additional information, refer to Note 7 to the Company’s Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

2This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for the fair value of stock options granted to each of the named executive officers in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For information on the valuation assumptions, refer to Note 7 to the Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officer.

3Amounts awarded were earned under the Incentive Plan and determined and paid in the following year.

4This column represents the Company’s matching contributions to the named executive officer’s 401(k) savings account of 50% of the first 4% of pay.

5Mr. Meer joined the Company on December 6, 2006.

2007 Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to the named executive officers in 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/share)[2]	Closing Market Price on Date of Option Grant ($/share)	Grant Date Fair Value of Stock and Option Awards[3]
Name of Executive	Grant Date	Threshold	Target	Maximum
Mills		0	$195,000	$292,500

	2/28/2007				20,000[4]				$28,400
	2/28/2007					300,000[5]	$1.42	$1.42	$281,220
Meer		0	$96,250	$144,375

	2/28/2007				14,000[4]				$19,880
	2/28/2007					210,000[5]	$1.42	$1.42	$196,854
McGrane		0	$118,280	$177,420

	2/28/2007				16,000[4]				$22,720
	2/28/2007					240,000[5]	$1.42	$1.42	$224,976

1These columns show the range of possible payouts for 2007 under the Incentive Plan as described in the section titled “2007 Annual Cash Incentive Bonus” in the Compensation Discussion and Analysis.  The actual 2007 incentive payments to Messrs. Mills, Meer, and McGrane were $123,760, $70,000, and $76,000, respectively, and are shown in the Summary Compensation Table in the column titled Non-Equity Incentive Plan Compensation.

2Exercise price is the average of the high and low prices on the NASDAQ Global Market on the date of grant.

3This column shows the full grant date fair value of RSAs under SFAS 123R granted to the named officers, and the full grant date fair value of stock options under SFAS 123R in 2007. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s vesting schedule.

4Restricted stock awards granted under the 1996 Plan; 25% vests on each of the first, second, third, and fourth anniversaries from date of grant.

5Stock option awards granted under the 1996 Plan; 25% vested at date of issuance and 25% vests on each of the first, second, and third anniversaries from date of grant.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information on the current holdings of stock options and stock awards by the named executive officers.  The table includes unexercised and unvested option awards and unvested stock awards.  Each equity grant is shown separately for each named executive officer.  The vesting schedule for each grant is shown following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of Columbia stock as of December 31, 2007, which was $2.27.

	Option Awards[1]					Stock Awards[2]
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-Exercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested
Mills	05/30/2001	50,000		$5.900	05/30/2011
	10/18/2001	18,750		$4.140	10/18/2011
	01/18/2002	18,750		$3.675	01/18/2012
	03/14/2003	39,375		$2.975	03/14/2013
	10/28/2003	30,000		$10.675	10/28/2013
	05/12/2004	45,000	15,000	$4.050	05/12/2014
	02/25/2005	118,850	87,500	$2.050	02/25/2015
	05/17/2005	32,500	32,500	$2.750	05/17/2012
						05/15/2006	7,500	$17,025
	05/15/2006	12,500	37,500	$4.335	05/15/2013
						02/28/2007	20,000	$45,400
	02/28/2007	75,000	225,000	$1.420	02/28/2014

Meer	12/06/2006	25,000	75,000	$4.285	12/06/2016
						12/06/2006			10,000	$22,700
						02/28/2007	14,000	$31,780
	02/28/2007	52,500	157,500	$1.420	02/28/2014

	Option Awards[1]					Stock Awards[2]
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-Exercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested
McGrane	01/02/2002	125,000		$3.435	01/02/2012
	01/02/2002	50,000		$5.935	01/02/2012
	03/14/2003	43,875		$2.975	03/04/2013
	05/12/2004	37,500	12,500	$4.050	05/12/2014
	02/25/2005	12,435		$2.050	02/25/2015
	05/17/2005	27,500	27,500	$2.750	05/17/2012
						05/15/2006	5,156	$11,704
	05/15/2006	6,875	20,625	$4.335	05/15/2013
						02/28/2007	16,000	$36,320
	02/28/2007	60,000	180,000	$1.420	02/28/2014

1Option Awards Vesting Schedule:

Grant Date	Vesting Schedule
05/30/2001	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
10/18/2001	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
01/02/2002	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
01/02/2002	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
01/18/2002	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
03/14/2003	50% vested on each of the first and second anniversaries from date of grant.
10/28/2003	25% vested on each of the first, second, third, and fourth anniversaries from date of grant.
05/12/2004	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
02/25/2005	100% vested on the date of grant, except in the case of Mr. Mills for whom 43,750 shares vest on each of the first, second, third, and fourth anniversaries from date of grant for 175,000 shares.
05/17/2005	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.

05/15/2006	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
12/06/2006	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
02/28/2007	25% vested at date of issuance and 25% vests on each of the first, second, and third anniversaries from date of grant.

2Stock Awards Vesting Schedule:

Grant Date	Vesting Schedule
05/15/2006	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.
12/06/2006	Vests upon the determination by the Compensation Committee of the Board of Directors that the Company has obtained analyst coverage by at least two independent or sell-side research providers.
02/28/2007	25% vests on each of the first, second, third, and fourth anniversaries from date of grant.

Option Exercises and Stock Vested in Fiscal 2007

The following table provides information, for the named executive officers on stock options exercised and restricted stock vested during 2007, including the number of shares acquired upon exercise or vesting and the value realized before any withholding tax and broker commission.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert Mills	-	-	40,000(1) 2,500(2)	$56,000 $ 5,525
James Meer(3)	-	-	-	-
Michael McGrane	-	-	30,000(1) 1,179(2)	$42,000 $ 3,799

(1)Mr. Mills and Mr. McGrane vested in 40,000 and 30,000 shares, respectively, of Common Stock on March 1, 2007, with a market price of $1.40 per share.

(2) Mr. Mills and Mr. McGrane vested in 2,500 and 1,719 shares, respectively, of Common Stock on May 15, 2007, with a market price of $2.21 per share.

(3) Mr. Meer joined the Company on December 6, 2006.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with our named executive officers and maintain plans that together will require us to provide to our named executive officers under specified circumstances cash compensation, benefits, and/or acceleration of the vesting of equity awards in the event of termination of employment. These agreements and plans are described below:

In the event of termination of employment of Mr. Mills, Mr. McGrane, or Mr. Meer by the Company without cause or resignation by the executive with good reason, he will be entitled to the following:

Severance Payment	Payment of one times annual salary and the greater of his cash bonus paid in the preceding year or his target bonus.
Benefits	For a period of twelve months following the termination date, continuation of medical and dental coverage in effect on the termination date. Payment for accrued and unused vacation days.
Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.

In the event of his termination as a result of change in control1, he will be entitled to the following:

Severance Payment	Payment of one times annual salary and the greater of his cash bonus paid in the preceding year or his target bonus.
Benefits	A lump sum payment equal to the value of the fringe benefits provided to him for the year prior to the change in control. Payment for accrued and unused vacation days.
Options	Full vesting of outstanding options
Restricted Stock	Full vesting of all outstanding restricted stock grants.
Salary	Base salary through the date of termination.
Expenses	Reimbursement for any previously unreimbursed business expenses.
1Mr. Mills’ and Mr. McGrane’s change in control agreements provide for the Company to pay them an excise tax gross up payment if an excise tax is imposed following a change in control. Mr. Meer’s agreement does not contain a similar provision. The Company currently estimates that no excise tax would be due.

The following table describes the potential payments and benefits under the Company’s agreements and plans to which the named executive officers would be entitled upon termination of employment had such termination occurred on December 31, 2007.

	Cash Severance Payment [1]	Vacation Pay [2]	Continuation of Medical/Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards (unamortized expenses as December 31, 2007) [5,6]	Excise Tax Gross-up	Total Termination Benefits
Mr. Mills
• Voluntary resignation by employee without good reason	N/A	$34,000	N/A	$0	N/A	$34,000
• Termination by the Company without cause or resignation by employee with good reason	$530,400	$34,000	$596[3]	$0	N/A	$564,996
• Termination by the Company without cause or resignation by employee for good reason after change in control (CIC)	$530,400	$34,000	$7,207[4]	$362,822	[7]	$934,428
Mr. Meer
• Voluntary resignation by employee without good reason	N/A	$25,000	N/A	$0	N/A	$25,000
• Termination by the Company without cause or resignation by employee with good reason	$351,000	$25,000	N/A	$0	N/A	$376,000
• Termination by the Company without cause or resignation by employee for good reason after CIC	$351,000	$25,000	$5,820[4]	$232,980	[7]	$614,800

	Cash Severance Payment[1]	Vacation Pay[2]	Continuation of Medical/Welfare Benefits (present value)	Acceleration and Continuation of Equity Awards (unamortized expense as of December 31, 2007)[5,6]	Excise Tax Gross-up	Total Termination Benefits
Mr. McGrane
• Voluntary resignation by employee without good reason	N/A	$27,952	N/A	$0	N/A	$27,952
• Termination by the Company without cause or resignation by employee with good reason	$406,980	$27,952	N/A	$0	N/A	$434,932
• Termination by the Company without cause or resignation by employee for good reason after CIC	$406,980	$27,952	$6,177[4]	$254,760	[7]	$695,869
N/A – Not Applicable

1Payment of one times annual base salary and the greater of preceding year or target bonus based on 2007 salary and target bonus.

2Assumes a carry over of one week from prior years, no vacation taken in year of termination, and a termination date of December 31, 2007.  Unused and accrued vacation is paid in a lump sum.

3Represents employer paid costs in 2007 for medical and dental insurance.  This benefit is for twelve months.

4Represents employer paid costs in 2007 for life, medical, dental, vision, and short- and long-term disability insurance, and 401(k) match. This benefit is paid in a lump sum.

5All stock options vest upon a change in control pursuant to the terms of the 1996 Plan.  Represents the intrinsic value of both vested and unvested stock options on December 31, 2007, based on the difference between the closing market price on December 31, 2007 ($2.27) and the applicable exercise price of all stock options.

6All restricted stock shares vest upon a change in control pursuant to the terms of the 1996 Plan. Assumes the value of all shares of restricted stock vesting at $2.27 a share, the closing market price on December 31, 2007.

7Mr. Mills’ and Mr. McGrane’s change in control agreements provide for the Company to pay them an excise tax gross up payment if an excise tax is imposed following a change in control. Mr. Meer’s agreement does not contain a similar provision. The Company currently estimates that no excise tax would be due.

2007 Director Compensation

Directors who are employees receive no additional compensation for serving on the Board.  In 2007, we provided the following annual compensation to directors who are not employees.

Name of Director	Fees Earned or Paid in Cash[1]	Stock Awards[2]	Total ($)
Stephen Kasnet	$60,250	$37,371	$97,621
Edward Blechschmidt	$47,250	$37,371	$84,621
Denis O’Donnell	$37,250	$37,371	$74,621
Valerie Andrews	$37,750	$37,371	$75,121
James Crofton	$42,000	$37,371	$79,371
Selwyn Oskowitz	$30,625	$37,371	$67,996

1This column reports the amount of cash compensation earned in 2007 for Board and committee service.

2This column represents the dollar amount for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of unvested shares of restricted stock granted, based on the average of the high and low price of Columbia’s Common Stock as of the date of the grant, in accordance with SFAS 123R. Each director had an aggregate of 13,465 shares of unvested restricted stock outstanding at fiscal year end.

3No stock options were granted to non-employee directors in 2007. Aggregate total numbers of stock option awards outstanding at 2007 fiscal year end are shown below:

Name	Number of Shares Underlying Options
Andrews	12,000
Blechschmidt	15,000
Crofton	12,000
Kasnet	12,000
O’Donnell	122,000
Oskowitz	83,000

The Company currently provides the non-employee directors the following cash compensation:

Annual Retainer, Chairman	$45,000

Annual Retainer, Vice Chairman	$30,000

Annual Director Retainer (except Chairman and Vice Chairman)	$20,000

Annual Committee Retainer (except Audit Committee)	$1,000

Annual Committee Retainer (Audit Committee)	$2,000

Additional Annual Retainer: Committee Chair (except Audit and Compensation Committees)	$1,000

Additional Annual Retainer: Audit Committee Chair	$15,000

Additional Annual Retainer: Compensation Committee Chair	$6,000

Meeting Attendance Fees (per day)	$1,500	(in person)
	$500	(by telephone)

Value of Restricted Stock Granted upon Election at Annual Meeting	$25,000	(1)

Reimbursement for Expenses Attendant to Board Membership	Yes

(1)
Consists of a grant of the number of shares of restricted stock under the 1996 Plan determined by dividing $25,000 by the fair market value of the Company’s Common Stock on the NASDAQ Global Market on the date of grant.

Equity Compensation Plan Information

The following table sets forth aggregate information for the fiscal year ended December 31, 2007, regarding the Company's compensation plans, including individual compensation agreements, under which equity securities of the Company are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,936,335	$4.64	1,862,026
Equity compensation plans not approved by security holders	625,000	$7.28	0
Total	5,561,335	$4.94	1,862,026

The Company has one shareholder-approved equity compensation plan, the 1996 Plan, adopted in October 1996, which provides for the grant of stock options, stock appreciation rights and restricted stock to certain designated employees of the Company, non-employee directors of the Company and certain other persons performing significant services for the Company as designated by the Compensation Committee of the Board.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee serving at any time during 2007 were Valerie L. Andrews, Edward A. Blechschmidt, and Denis M. O’Donnell, M.D. There were no interlocks during 2007 between any member of the Compensation Committee and any other company.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2007. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.

The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board. The Board, in its business judgment, has determined that each Audit Committee member is “Independent” as such term is defined by the applicable listing standards of the NASDAQ Global Market and under Section 10A(m)(3) of the Exchange Act. Columbia has identified James S. Crofton as an “audit committee financial expert” as that term is defined in applicable regulations of the Securities and Exchange Commission. The Audit Committee has sole authority to retain, oversee, and terminate Columbia’s independent auditors, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent auditors.

The Company’s management has the primary responsibility for the preparation, presentation, and integrity of the Company’s financial statements and the accounting and reporting process, including the systems of internal controls, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations.

Columbia’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to independently monitor and review these processes. However, Committee members are not professionals engaged in the practice of accounting or auditing, including, without limitation, with respect to auditor independence. Committee members must rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, although Committee members consult with and discuss these matters and their questions and concerns with management and the Company’s independent auditors, the Committee’s oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions cannot assure that the audit of Columbia’s financial statements has been carried out in accordance with generally accepted auditing standards; that the financial statements are presented in accordance with generally accepted accounting principles; or, that Columbia’s auditors are in fact “independent.”

In this context, the Committee held four meetings during the year ended December 31, 2007. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Columbia’s independent auditors. The Committee discussed with Columbia’s independent auditors, with and without management present, the results of their examinations and their evaluations of Columbia’s financial statements.

In fulfilling the Committee’s oversight responsibilities, Committee members have reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007, with Columbia’s management and the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Committee also discussed with the independent auditors matters related to the conduct of the audit of Columbia’s financial statements and the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (Communication with Audit Committees), SAS 89 (Audit Committee Communications) and SAS 90 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee’s discussions also included a discussion of the background and experience of the independent auditor’s audit team assigned to Columbia and the quality control procedures established by the independent auditors.  The Audit Committee received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, which relates to the accountant’s independence from the Company and its related entities, and discussed with the independent auditors their independence from the Company. The Audit Committee met with the independent auditors with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and the aforementioned meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
James S. Crofton, Chair
Stephen G. Kasnet
Denis O’Donnell, M.D.

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to the Company, will be voted FOR the election as directors of the seven persons named below, unless the proxy contains instructions to the contrary.  Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected.  However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board.

 Nominees for the Board of Directors

The seven persons named below were designated by the Board as nominees for election as directors. All of the nominees have served as directors since the last annual meeting. Information regarding the business experience of each nominee and his or her service on boards of directors of public companies is provided below. All directors are elected annually to serve until the next annual meeting or until their respective successors are elected and qualified.

Except for Mr. Mills, who is an employee of the Company, the Board has determined that each director qualifies as an “Independent” director as such term is defined by the applicable listing standards of the NASDAQ Global Market. The Board based this determination primarily on a review of the responses of the directors to questions regarding their employment, affiliations and family and other relationships.

Valerie L. Andrews Director since 2005 Age 48
Ms. Andrews has been a director of Columbia since October 2005 and is Vice President, Deputy General Counsel, and Chief Compliance Officer of Vertex Pharmaceuticals Inc. Before joining Vertex in 2002, Ms. Andrews was Executive Director of Licensing for Massachusetts General and The Brigham and Women’s Hospitals, and prior to that a partner in the law firm of Hill & Barlow.  She served as a law clerk to Chief Judge Levin H. Campbell of the United States Court of Appeals for the First Circuit from 1988 to 1989, and earlier rose to the rank of Captain in the United States Air Force.

Edward A. Blechschmidt Director since 2004 Age 55
Mr. Blechschmidt has been a director of Columbia since August 2004 and Vice Chairman of the Board since November 2004. He was Chairman, Chief Executive Officer and President of Gentiva Health Services (home healthcare) from March 2000 until his retirement in July 2002. He previously served as Chief Executive Officer of Olsten Corporation (“Olsten”) (staffing services), the conglomerate from which Gentiva Health Services was split off and taken public. Before joining Olsten, Mr. Blechschmidt was President and Chief Executive Officer of both Siemens' Nixdorf Americas (information technology) and Siemens' Pyramid Technology (information technology), prior to which he served more than 20 years with Unisys Corporation (information technology), ultimately as Chief Financial Officer. He is currently a director of Health South Corp. (healthcare), Lionbridge Technologies, Inc. (business services), and Diamond Foods, Inc. (snack-foods).

James S. Crofton Director since 2005 Age 55
Mr. Crofton has been a director of Columbia since October 2005.  He has been Senior Vice President and Chief Financial Officer of Sarnoff Corporation (technology) since 1999.  Previously, Mr. Crofton was Chief Financial Officer of EA Industries, Inc. (electronics manufacturing), and prior to that served in various positions, including Vice President of Finance, with Unisys Corporation (information technology). He is a director of American Mold Guard, Inc., (construction materials).

Stephen G. Kasnet Director since 2004 Age 61
Mr. Kasnet has been a director of the Company since August 2004 and Chairman of the Board since November 2004. He was President and Chief Executive Officer of Harbor Global Company, Ltd. (real estate investments), from June 2000 through 2006. He previously held senior management positions with various financial organizations, including Pioneer Group, Inc.; First Winthrop Corporation and Winthrop Financial Associates; and Cabot, Cabot and Forbes. He serves as Chairman of the Board of Rubicon Ltd. (forestry) and is a director of Tenon Ltd. (wood products).  He was Chairman of Warren Bank from 1990 to 2003. He is also a trustee and vice president of the board of The Governor’s Academy, Byfield, MA.

Robert S. Mills Director since 2006 Age 55
Mr. Mills has been a director of the Company since January 2006, and has been the Company’s President and Chief Executive Officer since March 2006.  Prior to that Mr. Mills was Senior Vice President of the Company from May 2001 and Chief Operating Officer of the Company from October 2003.  Prior to joining the Company in 2001, Mr. Mills served as Senior Vice President, Manufacturing Operations, at Watson Pharmaceuticals and General Manager of Schein Pharmaceuticals, now Watson Pharma, Inc. During his 30-year career in the pharmaceutical industry he also served as Vice President, Operations, at Alpharma, Inc. (pharmaceuticals) and held various positions with Aventis, SA (pharmaceuticals).

Denis M. O’Donnell, M.D. Director since 1999 Age 54
Dr. O’Donnell has been a director of the Company since January 1999, and is Managing Director of Seaside Capital, LLC. From 2004 to 2005, he also served as Chief Executive Officer of Molecular Diagnostics, Inc. (medical diagnostics and screening). Dr. O’Donnell served as Chairman of the Board of Directors of Novavax, Inc. (pharmaceuticals) from 2000 to 2005, President from 1995 to 1997, and Vice President from 1991 to 1995. He remains a director of Novavax, Inc., and serves on both the Board of Directors and audit committee of ELXSI, Inc. (restaurant and water inspection services).

Selwyn P. Oskowitz, M.D. Director since 1999 Age 62
Dr. Oskowitz has been a director of the Company since January 1999. Dr. Oskowitz has been an assistant professor of obstetrics, gynecology, and reproductive biology at Harvard Medical School since 1993. Dr. Oskowitz is a reproductive endocrinologist at, and Director of, Boston IVF, a fertility clinic with which he has been associated since 1986. Dr. Oskowitz is a past President of the Boston Fertility Society.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE SEVEN NOMINEES.

PROPOSAL 2 – APPROVAL OF THE 2008 LONG-TERM INCENTIVE PLAN

Subject to approval of the Company’s stockholders, the Board of Directors on March 20, 2008, adopted the 2008 Long-Term Incentive Plan (the “2008 Plan”). The purpose of the 2008 Plan is to promote the interests of Columbia and its stockholders by aiding us in attracting, retaining and motivating non-employee directors, officers, employees, and consultants and advisors who are responsible for our success and growth by providing such persons an opportunity to acquire a proprietary interest in Columbia’s long-term success.

The Compensation Committee (for purposes of this Proposal 2, the “Committee”) of the Board of Directors previously relied on the 1996 Plan for grants of stock options, restricted stock, and stock appreciation rights to provide incentives to non-employee directors, officers, employees, and consultants and advisors. As of March 31, 2008, approximately 1,486,806 of 8,000,000 shares authorized for issuance under the 1996 Plan remain available. In order to provide future incentives to non-employee directors, officers, employees, and consultants and advisors, the Board has determined that it is advisable to adopt the 2008 Plan, after which adoption no additional shares will be issued under the 1996 Plan.

The 2008 Plan provides for the issuance of up to 6,000,000 shares of Common Stock (representing approximately 10.3% of the shares of Common Stock to be outstanding upon approval of the 2008 Plan, treating all of the 2008 Plan shares as then outstanding), of which up to 600,000 shares may be issued in the form of restricted stock or other stock units which may be settled in stock. The number and kind of shares available under each of these limitations is subject to adjustment as determined by the Committee or another director committee appointed by the Board of Directors in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination, exchange, spin-off, dividend in kind, extraordinary cash dividend, or other similar corporate transaction or event that affects Columbia’s corporate structure or stock.

Shares subject to awards under the 2008 Plan that are not used or are cancelled, terminated, or forfeited because the terms and conditions of the awards are not met may be used again for awards under the 2008 Plan. Otherwise, upon exercise of a stock option or stock appreciation right, the number of shares underlying that award will be deemed to be delivered under the 2008 Plan, even if the net number of shares delivered to the participant is less than the number of shares underlying the award (as would occur, for example, upon a net exercise of options, upon a settlement of stock appreciation rights in cash or for a net number of shares, upon a stock-for-stock exercise of stock options, or upon share withholding to satisfy tax obligations).  In the case of restricted stock awards or stock units, if shares are not delivered to a participant because all or a portion of a restricted stock award or award of stock units is settled in cash, or shares are withheld to satisfy tax withholding obligations, those shares will again be available for awards under the 2008 Plan, including for purposes of the limitation on shares that may be used for restricted stock awards or stock units. The shares that may be issued under the 2008 Plan may be authorized but unissued shares, treasury shares, or shares acquired on the open market or otherwise.

The maximum number of shares that may be granted to any individual participant under the 2008 Plan in any one calendar year is 1,000,000, subject to adjustment in circumstances triggering adjustment to the aggregate limitations under the 2008 Plan, as stated above.

Information on the total number of shares available under our existing equity compensation plans and subject to outstanding options is presented under the caption “Equity Compensation Plan Information” above.

The closing price of Columbia’s Common Stock on the NASDAQ Global Market as of March 31, 2008, was $2.13. As of March 31, 2008, the market value of the 6,000,000 shares proposed to be made available for issuance under the 2008 Plan was $12,780,000.

Administration

The 2008 Plan is administered by the Committee. The members of the Committee are appointed from time to time by the Board of Directors. Under the 2008 Plan, at least two members of the Committee must be “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (“IRC”). The Committee has the authority, among other things, to select the non-employee directors, officers, employees, and consultants and advisors to whom awards are granted; determine the types of awards to be granted and the number of shares covered by such awards; set the terms and conditions of such awards; and establish rules for the administration of the 2008 Plan.

Participants

Those non-employee directors (currently six persons), officers (currently three persons), employees (currently 53 persons), and consultants and advisors (currently three persons) of Columbia and its subsidiaries and affiliates as the Committee determines to be responsible for the Company’s success and future growth and profitability are eligible to be selected by the Committee to receive awards under the 2008 Plan.  The Committee has the discretion to select participants who are not subject to U.S. taxation, in which case any awards made to such non-U.S. participants may have to be modified to comply with local laws and practices.

Types of Awards

The 2008 Plan permits grants of:

      stock options, including “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code (“IRC”) and stock options that do not meet such requirements;

      stock appreciation rights;

      restricted stock awards;

      stock units; and,

      any combination of the foregoing.

Any awards made under the 2008 Plan may be performance-based awards. This means that the grant of any of these awards may represent “performance-based compensation” within the meaning of Section 162(m) of the IRC.

Stock Options.   The Committee may grant “incentive stock options” meeting the requirements of Section 422 of the IRC and stock options that do not meet such requirements (“non-qualified stock options”). The Committee may also, at its discretion, grant stock appreciation rights, including a concurrent grant of stock appreciation rights in tandem with any stock option grant (see “Stock Appreciation Rights” discussed below). The exercise price of any option granted under the 2008 Plan will be set by the Committee but must not be less than 100% of the fair market value of the underlying Common Stock at the date of grant.  Stock options will be exercisable at such times as the Committee determines and will be subject to such terms and conditions, including vesting and performance-based conditions, as the Committee determines.

The Committee will determine when stock options granted under the 2008 Plan may be exercised. No stock option may be exercised more than ten years after the date it is granted.

The aggregate fair market value of the shares (determined at the date of grant) for which an incentive stock option may become exercisable in any calendar year may not exceed $100,000. An acceleration of the exercisability of such options upon a “change of control” of Columbia (see “Change of Control,” discussed below), may result in more than $100,000 of incentive stock options becoming exercisable during a single calendar-year.  If so, any options that exceed the $100,000 limit will be treated as non-qualified stock options.

Stock Appreciation Rights.   The Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the date of grant. If a stock appreciation right is granted in tandem with or in substitution for a stock option, the fair market value on the date of grant will be based on the fair market value on the date the stock option is granted.

The Committee will determine when stock appreciation rights granted under the 2008 Plan may be exercised. No stock appreciation right may be exercised more than ten years after the date it is granted.

Restricted Stock Awards.   The Committee may grant restricted stock awards, up to a maximum of 600,000 in the aggregate, subject to such restrictions and terms and conditions as the Committee deems appropriate. Upon receipt of a restricted stock award, the holder is entitled to receive a specified number of shares in exchange for payment of a specified purchase price or for no payment, as the Committee shall determine. Any purchase price payable for shares subject to a restricted stock award may be paid in any manner authorized by the Committee.

Restricted stock awards may be made in consideration for services provided or to be provided to Columbia. Restricted stock awards may be subject to restrictions on transfer, the right of Columbia to reacquire the shares for a payment specified in the award or for no payment, and may grant or withhold the right of the holder to receive dividends and to vote the shares granted.

Stock Units.   The Committee may grant stock units subject to such restrictions and terms and conditions as the Committee may impose. A “stock unit” is a notional account representing one share of Common Stock and may include, if so determined by the Committee, the value of any dividends or other rights or property received by stockholders after the date of grant of the stock unit. Holders of stock units have the right, subject to any restrictions imposed by the Committee, to receive shares of Common Stock (or a cash payment equal to the fair market value of such shares) at some future date.

The Committee may, at its discretion, grant dividend equivalent rights with respect to such stock units and establish any vesting requirements, transfer restrictions and forfeiture provisions.

Performance-Based Awards.   Awards made under the 2008 Plan may be granted so as to qualify for the performance-based compensation exemption of Section 162(m) of the IRC. A performance-based award will entitle the holder to receive payments upon the achievement of specified hurdles and/or growth rates in one or more business criteria that apply to individual participants, one or more business units, or Columbia as a whole, either individually or in combination.  Such criteria include net earnings, earnings per share, sales, operating income, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), working capital targets, market price per share, total return to stockholders, return on equity, return on capital and cash flows, and specific strategic or operational business criteria.

The Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period, and the amount and form of payment of the performance award. A performance award may be settled in cash, shares of Common Stock or a combination of the two.

Adjustments to Awards

Adjustments to the number, price, or kind of shares or other consideration subject to outstanding awards may be made in connection with corporate transactions of the type that trigger adjustments to shares available under the 2008 Plan, as well as acquisitions or other changes in capitalization occurring after the date of any grant or if there is a change in laws or other circumstances that affect awards. Adjustments to outstanding awards will be made so as to preserve, without enlarging, the rights of participants, with the manner of such adjustments to be determined by the Committee.

Limitations on Transfer and Resale of Shares

Except as discussed below, no award (other than unrestricted stock awards or vested restricted stock awards) may be transferred or assigned by the participant except in the event of the participant’s death, and may only be exercised during the participant’s lifetime, by the participant. If determined by the Committee, a participant may transfer awards (other than incentive stock options) to certain immediate family members or trusts for the benefit of such persons or other entities owned by such persons.  Such transactions would be intended to facilitate estate planning. In the event of the death of a participant, vested stock options and stock appreciation rights may be exercised thereafter for one (1) year by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the stock option or stock appreciation right passes by will or law.

The resale of shares acquired upon exercise or receipt of awards generally is not automatically restricted by the terms of the 2008 Plan, though in many cases restricted stock awards that vest and stock units that are settled in shares contain resale restrictions. All shares or other securities delivered under the 2008 Plan pursuant to any award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the 2008 Plan, applicable federal or state securities laws and regulatory requirements.

Unless sold under a registration statement filed by Columbia under the Securities Act, generally recipients who are officers or directors of Columbia will, in order to resell any shares acquired by them under the 2008 Plan, be required to observe the resale limitations of Rule 144 under the Securities Act.  The Company plans to file a registration statement on a Form S-8 registering under the Securities Act the issuance to participants in the 2008 Plan of shares purchased upon the exercise of options or otherwise issued under the 2008 Plan. However, executive officers and directors are also subject to restrictions on transfer under securities laws and the share ownership reporting requirements and short-swing trading provisions of Section 16 of the Exchange Act.

Termination of Services, Forfeiture

Unless the Committee or an agreement relating to awards under the 2008 Plan provides otherwise, if a participant’s service with the Company, a subsidiary, or an affiliate terminates other than for cause (or by reason of the death of the participant), all unexercisable awards held by the participant are immediately forfeited and all exercisable awards remain exercisable in accordance with the 2008 Plan until the earlier of 90 days following termination or expiration of the award.  If termination is for cause (as described in the 2008 Plan), unless the Committee or an agreement relating to awards under the 2008 Plan provides otherwise, all awards held by the applicable participant which have not been settled under the 2008 Plan (other than fully vested restricted stock awards and vested stock units that have been deferred at the election of the participant) are forfeited.

Change of Control

Upon a Change of Control, all outstanding awards become immediately and fully exercisable or payable. “Change of Control” means the merger or consolidation of the Company with or into another corporation as the result of which the Company is not the continuing or surviving corporation; the sale or other disposition of all or substantially all of the assets of the Company (including the exchange of such assets for the securities of another corporation); the acquisition by another person of 50% or more of the Company's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company; or other transaction involving the Company pursuant to which the Common Stock would be converted into cash, securities or other property.

Amendment or Termination of the 2008 Plan

Unless earlier discontinued or terminated by the Committee, no awards may be granted under the 2008 Plan after the date which is ten years after the latest date on which the 2008 Plan or any amendment or restatement is approved by the stockholders. The 2008 Plan permits the Committee to amend, alter, suspend, discontinue or terminate the 2008 Plan at any time, except that stockholder approval of a majority of the voting power of Common Stock is required if the amendment will (i) increase the total number of shares of Common Stock that may be issued through awards under the 2008 Plan, (ii) increase the maximum number of shares that may be awarded to any participant under the 2008 Plan, (iii) change the types of business criteria on which performance-based awards are based, or (iv) modify the requirements as to eligibility for participation under the 2008 Plan. In addition, NASDAQ  Global Market rules also require such stockholder approval for any “material amendment.”  Although most amendments that substantially increase the Company’s costs under the 2008 Plan would require stockholder approval, an increase in cost of the 2008 Plan would not by itself necessarily trigger a stockholder approval requirement. Without the consent of a participant, no amendment or alteration may materially impair a participant’s rights under a previously granted award.

Prohibition on Repricing Without Stockholder Approval

Under the 2008 Plan, stock options and stock appreciation rights may not be “repriced” without the approval of stockholders. A “repricing” means amending the terms of an option or stock appreciation right after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an option or stock appreciation right at a time when its exercise price is equal to or greater than the fair market value of the underlying shares, in exchange for another award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to awards in connection with extraordinary corporate events will not be deemed “repricings,” however.

Certain Federal Income Tax Matters

The following is a brief summary of the federal income tax consequences generally applicable to awards granted under the 2008 Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is provided for the information of stockholders considering how to vote on this matter, and is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (other than a brief summary of golden parachute excise tax rules) or other tax laws other than federal income tax law. Awards under the 2008 Plan are intended to be exempt from IRC Section 409A or to meet requirements of IRC Section 409A, and the discussion below assumes that this is the case so that participants do not have additional tax consequences under IRC Section 409A. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Columbia advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2008 Plan. In all cases, special rules may apply to participants receiving awards under the 2008 Plan who are subject to Section 16(b) of the Exchange Act.

Incentive Stock Options.   An option granted under the 2008 Plan may be an incentive stock option (an “ISO”) within the meaning of Section 422 of the IRC. An employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise. However, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of Common Stock received on exercise of the ISO for one year after the date of exercise and for two years from the date of grant of the ISO, any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

If an employee exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of a disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Non-Qualified Stock Options.   Non-Qualified Stock Options may also be granted under the 2008 Plan.  Non-qualified stock options granted under the 2008 Plan will not be taxable to an employee at grant but generally will result in taxation at exercise, at which time the employee will recognize ordinary income in an amount equal to the difference between the option’s exercise price plus any other amount paid at grant and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the employee recognizes this income. Upon any sale of the option shares after exercise, the employee will realize a capital gain (or loss) to the extent the sale price exceeds (or is less than) the employee’s tax “basis” in the shares. The employee’s tax basis is the fair market value of the shares at the time of exercise. The Company is not entitled to a tax deduction in connection with any capital gain of an employee selling option shares.

The 2008 Plan provides that the Committee, subject to its discretion, applicable law and such terms and conditions as it may adopt, may permit an option-holder to satisfy the tax obligation resulting from exercise of a non-qualified stock option, in lieu of cash, by (i) electing to have the Company withhold a portion of the shares of Common Stock deliverable upon exercise of a non-qualified stock option with a fair market value equal to the amount of the tax obligation or (ii) delivering to the Company such shares already owned by the option-holder with a fair market value equal to the amount of the tax obligation. The election must be made on or before the date that the amount of tax to be withheld is determined. Shares of Common Stock withheld by the Company may be treated as if first issued to the option-holder upon exercise of the option, resulting in gain as described above, and then resold to the Company, which may result in additional gain or loss.

Stock Appreciation Rights.   To the extent the requirements of the IRC are met, there are no immediate tax consequences to an employee when a stock appreciation right is granted. At the time of exercise of a stock appreciation right, the employee will recognize ordinary income equal to the increase in the fair market value of the shares of Common Stock from the grant date. Subject to the general rules concerning deductibility of compensation, Columbia will be allowed an income tax deduction in the amount that the holder of a stock appreciation right recognizes as ordinary income upon the exercise of the stock appreciation right. Tax rules regarding capital gains and losses upon a subsequent sale of the shares resulting from exercise are generally the same as for non-qualified stock options, discussed above.

Restricted Stock Awards.   The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture or become transferable. At the time such restrictions lapse, the employee will recognize ordinary income equal to the then fair market value of the stock less any amount paid for the stock. The employee may instead make an election pursuant to Section 83(b) of the IRC to include the value of the shares in his or her gross income in the year of award despite such restrictions. Any future appreciation in the shares of Common Stock will constitute capital gain upon the sale of such shares. Generally, the Company will be entitled to deduct as a business expense in the year the employee includes the compensation in income an amount equal to the amount of compensation the employee includes in income.

Dividends, if any, received by the holder before the end of the restricted period will be taxed as ordinary income to the holder and also will be deductible by the Company subject to the foregoing general rules concerning deductibility of compensation.

Unit Awards.   Generally, an employee will not recognize ordinary income until Common Stock, cash, or other property become payable under a stock unit award, even if the Award vests in an earlier year. The Company will generally be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Performance Awards.   Any cash payments or the fair market value of any Common Stock or other property an employee receives in connection with other stock-based awards or incentive awards are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Deductibility of Awards.   IRC Section 162(m) places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that Awards of stock options, stock appreciation rights, and certain other “performance-based compensation” awards under the 2008 Plan will qualify for the performance-based compensation exception to the deductibility limit. Other Awards, such as restricted stock awards and stock units, if not subject to an achievement of a performance goal, may be non-deductible under IRC Section 162(m), depending on the circumstances of the employee in the year the Award becomes subject to federal income tax.

Deferred Compensation.   Any deferrals made under the 2008 Plan, including awards granted under the 2008 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the IRC to avoid adverse tax consequences to participating employees.  These requirements include limitations on election timing, acceleration of payments, and the timing of distributions. Columbia intends to structure any deferrals and Awards under the 2008 Plan to meet the applicable tax law requirements so that participants are not subject to tax penalties, interest, and unexpected recognition of income under IRC Section 409A, but there can be no assurance that the IRC Section 409A requirements will be met in all cases.

Change of Control.   Upon a change in control, payments or other benefits resulting from Awards, including acceleration of the exercisability of options and the lapse of restrictions with respect to restricted stock awards granted under the 2008 Plan, may be compensatory payments that, when made to certain defined individuals (such as Columbia’s executive officers), may be deemed to be “parachute payments” within the meaning of Section 280G and 4999 of the IRC. Those tax laws provide that, if parachute payments to an individual equal or exceed three times the individual’s base amount (as described below), the excess of the parachute payments over the base amount (the “excess parachute payments”) will not be deductible by the Company and will be subject to a 20% excise tax payable by the individual. In addition, under certain of the employment agreements with its executives, the Company is obligated to make additional cash payments to “gross up” the executives for any such excise tax under Section 280G so that they will receive the same benefit from their awards as if such excise tax were not applicable, which gross up payments would also be nondeductible to the Company as excess parachute payments. As used in Section 280G, base amount is the individual’s average annual taxable compensation over the five years preceding the taxable year in which a change in control occurs. It should also be noted that excess parachute payments generally reduce the $1,000,000 deduction limitation under Section 162(m) of the IRC.

Additional Information

The 2008 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, and is not qualified under Section 401(a) of the IRC. The foregoing is only a summary of certain provisions of the 2008 Plan and is qualified by reference to the text of the 2008 Plan, which is attached as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

GENERAL

The Board knows of no other matters other than those stated in this Proxy Statement that are to be presented for action at the annual meeting. If any other matters should properly come before the annual meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

ANNUAL REPORT

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2007 (as filed with the U.S. Securities and Exchange Commission), including the financial statements and schedules thereto.  All such requests should be directed to Investor Relations Department, Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING

THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:	What happens if additional proposals are presented at the annual meeting?

A:
Other than the two proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of Columbia’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:
Columbia will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. However, if you choose to vote over the Internet, you will bear the expenses for your Internet access.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Columbia’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have retained the services of Georgeson Shareholder Communications, Inc. (“Georgeson”) to aid in the solicitation of proxies. We estimate that we will pay Georgeson a fee of $1,700 for its services plus per-call fees for any individual solicitations and reimbursement of reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	How do I propose individuals to serve as directors?
A:
Stockholders wishing to submit to the Nominating and Corporate Governance Committee qualified candidates for possible nomination to Columbia’s Board may do so by sending the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Columbia Laboratories, Inc., 354 Eisenhower Parkway, Plaza 1, 2nd Floor, Livingston, NJ 07039

(i) Name of the candidate and a brief biographical sketch and resume;
(ii) Contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and
(iii) A signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders?

A:	Yes, you may submit proposals for consideration at future stockholder meetings.

Stockholder Proposals for Inclusion in 2009 Proxy: In order for a stockholder proposal to be considered for inclusion in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2009 Annual Meeting of Stockholders, it must be received by the Company not later than December 8, 2008, in such form as is required by the rules and regulations promulgated by the Securities and Exchange Commission. A proposal submitted by a stockholder outside of the process of Rule 14a-8 for the 2009 Annual Meeting of Stockholders will not be considered timely unless such proposal is received by the Company not later than February 20, 2009. The proxy to be solicited on behalf of the Company’s Board for the 2009 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2009 Annual Meeting.

By Order of the Board of Directors

Michael McGrane Secretary

April 7, 2008

APPENDIX A

Columbia Laboratories, Inc.
 2008 Long-Term Incentive Plan

1.  Purpose.  The Columbia Laboratories, Inc. 2008 Long-Term Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain, and motivate highly competent persons as non-employee directors, officers, employees, and certain consultants and advisors of Columbia Laboratories, Inc., a Delaware corporation (the “ Company ”), and its subsidiaries and affiliates, by providing them with appropriate incentives and rewards to encourage them to work for the benefit and promote the success of the Company, to acquire a proprietary interest in the long-term success of the Company, and to reward the performance of individuals in fulfilling their personal responsibilities for achievement of the Company’s objectives.

2.  Administration.
(a)   Committee.  The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company from among its members and shall be comprised, unless otherwise determined by the Company’s Board of Directors, solely of not less than two (2) members who shall be (i) ” Non-Employee Directors ” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”) and (ii) ”outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “ Code ”). The Board of Directors may perform any function of the Committee hereunder, in which case references to the Committee shall be deemed to include the Board. The foregoing notwithstanding, no action or decision of the Committee shall be void or deemed not duly authorized solely because a member of the Committee did not meet a qualification requirement set forth in this Section 2(a).

(b)   Authority.  The Committee is authorized, subject to the provisions of the Plan, to make and administer grants under the Plan (including to determine the terms and conditions of Awards granted and to waive conditions initially established for grants, including to accelerate vesting and to extend the exercisability of grants, except as specifically restricted by this Plan) and to establish such rules and regulations as it deems necessary for the proper administration of the Plan, including to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable to carry out its purposes. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c)   Delegation and Advisers.  The Committee may delegate to one or more of its members (including to a designated subcommittee), to management of the Company, to counsel for or advisors or consultants to the Committee or to one or more other agents appointed by the Committee, such administrative duties as the Committee may deem advisable; provided, such delegation does not adversely effect the exemption provided by Rule 16b-3 under the Exchange Act, prevent an Award from qualifying as a Performance-Based Award, if so intended, complying with Section 157 of the Delaware General Corporation Law and otherwise complying with applicable law. The Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant, or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant, or agent, shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

(d)   Limitation of Liability and Indemnification.  No member of the Committee and no officer or employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or officer or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any officer of the Company or any employee of the Company, a subsidiary or an affiliate designated to act on behalf of the Company or the Committee with regard to the Plan, and may indemnify any counsel or advisors appointed by the Company to assist it in carrying out its responsibilities hereunder, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act in connection with the Plan to the same extent and on the same terms and conditions as indemnity is provided to officers of the Company in accordance with the Company’s Bylaws (except that indemnity to counsel and advisors is not mandatory), including advancing costs and expenses incurred by them in the defense of claims relating thereto.

3.  Participants.  Participants will consist of such non-employee, directors, officers, employees, and consultants and advisors of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan.  Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

4.  Type of Awards.  Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, and (d) Stock Units (each as described below, and collectively, the “Awards”). Any Award may, as determined by the Committee at its discretion, constitute Performance-Based Awards, as described in Section 10 hereof. Awards granted under the Plan shall be evidenced by an agreement (which need not be identical with respect to each grant or grantee) that may provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail. Nothing contained herein shall prevent the Company from making cash bonus payments or providing other awards pursuant to any employment agreement, bonus plan or arrangement, or other compensation or benefit plan or program.

5.  Common Stock Available Under the Plan.
(a)   Basic Limitations.  The aggregate number of shares of capital stock of the Company that may be delivered in connection with Awards granted under this Plan shall be 6,000,000 shares of common stock, par value $0.01 per share, of the Company (the “ Common Stock ”), which may be authorized and unissued shares or treasury shares or may be purchased on the open market or by private purchase, provided that the maximum number of shares of Common Stock that may be delivered in connection with Restricted Stock Awards or Stock Units shall be 600,000. The number of shares of Common Stock that may be delivered under the Plan shall be subject to adjustments in accordance with Section 14 hereof and Sections 5(b) and 5(c) hereof. The maximum number of shares of Common Stock with respect to which Awards may be granted to or measured with respect to any individual participant under the Plan in any one calendar year shall not exceed 1,000,000 (subject to adjustments made in accordance with Section 14 hereof).

(b)   Additional Shares.  Any shares of Common Stock which are: (i) underlying a Stock Option or Stock Appreciation Right which is cancelled or terminated without having been exercised, including due to expiration or forfeiture, (ii) subject to Restricted Stock Awards or Stock Units which are cancelled, terminated or forfeited, (iii) not delivered to a participant because all or a portion of a Restricted Stock Award or Award of Stock Units is settled in cash, or (iv) withheld in connection with a Restricted Stock Award or Stock Units to satisfy tax withholding obligations, shall in each case again be available for Awards under the Plan (with shares subject to such Restricted Stock Awards or Stock Units again available for those types of Awards).  Any shares of Common Stock covered by a Stock Option or Stock Appreciation Rights shall be deemed to be delivered upon exercise with respect to such underlying shares even if the net number of shares delivered to the participant is less than the number of shares underlying the Award (as would occur, for example, upon a net exercise of options, upon a settlement of Stock Appreciation Rights in cash or for a net number of shares, upon a stock-for-stock exercise of Stock Options, or upon share withholding to satisfy tax obligations upon exercise of Stock Options or Stock Appreciation Rights). The preceding sentences of this Section shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards delivered in connection with Awards, or generally available for Awards, but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual participant in any calendar year under the Plan.

(c)   Business Acquisition Grants.  In connection with the acquisition of any business by the Company, its subsidiaries, or affiliates, any then outstanding options or other similar rights or other equity awards pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines in its sole discretion.  To the extent any shares of Common Stock are to be delivered as Awards under the Plan in replacement for any such grants, awards, options, or rights of another business, such shares shall be in addition to those available for the grant of Awards as provided by Sections 5(a) and 5(b).

6.  Stock Options.
(a)   Generally.  Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms.  Stock Options may be “incentive stock options” (“ Incentive Stock Options ”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“ Nonqualified Stock Options ”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may impose or determine from time to time, subject to the following limitations.

(b)   Exercise Price.  Each Nonqualified Stock Option granted hereunder shall have a per-share exercise price as the Committee may determine on the date of grant, but not less than 100% of the Fair Market Value of a share at the date of grant.

(c)   Payment of Exercise Price.  The option exercise price may be paid in cash or, at the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, or, in the case of Nonqualified Stock Options, at the discretion of the Committee, by directing the Company to withhold shares otherwise deliverable upon exercise to satisfy the exercise price. At the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price as long as such transaction does not constitute an impermissible loan to an executive officer under Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002). To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option.

(d)   Exercise Period.  Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall at its discretion set forth in such option agreement on the date of grant.

(e)   Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to participants who are employees of the Company or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) on the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000); provided, however, that if such $100,000 limit is exceeded, the excess Incentive Stock Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.

(f)   Additional Limitations on Incentive Stock Options for Ten Percent Stockholders. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

7.  Stock Appreciation Rights.
(a)   Generally.  The Committee may, at its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock, or a combination thereof, as determined by the Committee, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation (which may not exceed Fair Market Value), of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value of such shares of Common Stock on the date the right is granted, or other specified amount (which may not be less than Fair Market Value), all as determined by the Committee;  provided, however,  that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement shall reflect the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions including vesting, as the Committee shall impose or determine from time to time; provided, however, that if a Stock Appreciation Right is granted in connection with a Stock Option, the Stock Appreciation Right shall become exercisable and shall expire according to the same vesting and expiration rules as the corresponding Stock Option, unless otherwise determined by the Committee.

(b)   Exercise Period.  Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions including vesting, as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten (10) years after the date it is granted; and provided further, that the time of exercise of any SAR intended to be a 409A Award shall conform to applicable requirements of Code Section 409A.  All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall at its discretion set forth in such right at the date of grant.

8.  Restricted Stock Awards.
(a)   Generally.  The Committee may, at its discretion, grant Restricted Stock Awards consisting of Common Stock issued or transferred to participants with or without cash or other payment therefor in whole or in part. Each participant granted a Restricted Stock Award shall execute and deliver to the Company an agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock.

(b)   Payment of the Purchase Price.  If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option. Restricted Stock Awards may also be made solely in consideration of services rendered to the Company or its subsidiaries or affiliates. This may include treating services between the grant date and the date of issuance as payment of lawful consideration equal to the par value of the Restricted Stock Award.

(c)   Additional Terms.  Restricted Stock Awards may be subject to such terms and conditions including vesting, as the Committee determines appropriate, including, without limitation, (i) restrictions on the sale or other disposition of such shares, (ii) the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, the participant’s competition with the Company, or the participant’s breach of other obligations to the Company, and (iii) restrictions based upon the achievement of specific corporate or individual performance goals. Restricted Stock Awards not subject to a vesting requirement are authorized hereunder. Restricted Stock Awards may constitute Performance-Based Awards, as described in Section 10 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d)   Rights as a Stockholder.  The participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to vote the shares, except as may be otherwise provided in a Restricted Stock Award agreement as determined by the Committee. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the participant or withheld by the Company for the participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the participant upon the release of restrictions on such shares and, if such share is forfeited, the participant shall have no right to such cash dividends or stock dividends.

9.  Stock Units.
(a)   Generally.  The Committee may, at its discretion, grant Stock Units (as defined in subsection (c) below) to participants hereunder. Stock Units may be subject to such terms and conditions including vesting, as the Committee determines appropriate. Stock Units may constitute Performance-Based Awards, as described in Section 10 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Stock Units may be 409A Awards or Non-409A Awards, based upon their terms; the Committee may include elective deferral features for Stock Units at its discretion. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (c) below).

(b)   Settlement of Stock Units.  Shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or partly in cash and partly in shares of Common Stock.

(c)   Definitions.  A “Stock Unit” means a notional account representing a participant’s conditional right to receive at a future date one (1) share of Common Stock.  A “Dividend Equivalent Right ” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units, and subject to a risk of forfeiture and other terms as specified by the Committee.

10.  Performance-Based Awards.
(a)   Generally.  Any Awards granted under the Plan may be granted in a manner such that the Awards qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”).  As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of performance objectives that are founded on one or more of the business criteria described below that apply to the individual participant, one or more business units, or the Company as a whole.

(b)   Business Criteria.  The business criteria shall be as follows, individually or in combination:

(i) net earnings;
(ii) earnings per share;
(iii) revenues;
(iv) sales;
(v) operating income;
(vi) earnings before interest and taxes (EBIT);
(vii) earnings before interest, taxes, depreciation and amortization (EBITDA);
(viii) segment profit, as defined in the Company’s financial statements;
(ix) working capital targets;
(x) return on equity;
(xi) return on capital or return on assets;
(xii) expenses or expense ratios;
(xiii) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or economic profit created;
(xiv) market price per share;
(xv) total return to stockholders; and,
(xvi) specific strategic or operational business criteria, including market penetration, geographic expansion, new concept development goals, new products, new projects, or new ventures,customer satisfaction, staffing, training and development goals, goals relating to acquisitions, divestitures, affiliates and joint ventures.

Business criteria may be measured on a consolidated basis, by department, group or business unit, or for specified subsidiaries or affiliates of the Company.  The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, at its discretion, including in absolute terms, as a ratio, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(c)   Establishment of Performance Goals.  With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a specified performance period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply; provided, however, that such performance goals shall be established in writing no later than ninety (90) days after the commencement of the applicable performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed).  Performance periods may be of any length, as specified by the Committee.

(d)   Certification of Performance.  No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until there has been certified in writing by or on behalf of the Committee that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

(e)   Modification of Performance-Based Awards.  With respect to any Awards intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.  Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted, vested or payable upon the attainment of such performance goal.

11.  Foreign Laws.  The Committee may grant Awards to individual participants who are subject to the tax and other laws of nations other than the United States; such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws and local compensation customs and practices, and may therefore differ from those applicable to other participants.  The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 11 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

12.   Termination of Service; Forfeitures.
(a)   Termination of Service Other Than for Cause.  Unless the Committee or any agreement relating to Awards under this Plan shall otherwise provide, if a participant ceases to be a non-employee director, employee, consultant, or advisor of the Company or its subsidiaries or affiliates, as a result of termination by the Company or such subsidiary or affiliate without cause, or termination by the participant for any reason (other than by reason of the death of the Participant)
(i)       all unexercisable Awards held by the Participant on the date of termination of services shall be immediately forfeited by the participant; and,
(ii)       all exercisable Awards held by the participant on the date of termination of services, shall remain exercisable until the earlier of (a) the end of the 90-day period following the participant's termination of services, or (b) the date the Award expires.

 (b)   Forfeiture of Unsettled Awards.  Unless the Committee or any agreement relating to Awards under this Plan shall otherwise provide, a participant shall forfeit all Awards he or she holds at the time and which have not been settled under this Plan (other than fully vested Restricted Stock Awards and vested Stock Units that have been deferred at the election of the participant) if:

(i)    the participant’s service with the Company or any subsidiary or affiliate is terminated for willful, deliberate, or gross misconduct in the performance of the participant’s duties to the Company, any subsidiary or affiliate, as determined by the Committee in its good faith judgment, or any other event which constitutes “cause” under an employment agreement to which such participant is a party; or,
(ii)   following the participant’s termination of service with the Company or with any subsidiary or affiliate and for a period of one (1) year thereafter, the participant engages in any business or enters into any employment relationship in violation of any non-competition obligation which such participant has to the Company,  a subsidiary or affiliate or in violation of any restriction to which the participant is subject on, directly or indirectly, soliciting the employment of or any business from, or employing or doing business with, any of the employees or former employees of the Company (or any subsidiary or affiliate) or any customer or supplier to the Company (or any subsidiary or affiliate), or any other party with which the Company (or any subsidiary or affiliate) has a business relationship (including any such obligation or restriction contained in any agreement pursuant to which  any Award is provided or any other agreement), and  the Committee in its sole discretion has determined the results of such violation to have been injurious to the Company’s business interests.
The activities described in (i) and (ii) above are hereafter referred to as “Injurious Conduct”.

(c)   Effect on Settled Awards.  A forfeiture of Awards provided by Section 12(b) upon the Committee determining that a participant has engaged in Injurious Conduct during the course of his or her service or during the one (1) year period following his or her termination of service, shall not relieve the participant of any liability he or she may have to the Company or any subsidiary or affiliate as a result of engaging in the Injurious Conduct.  In addition, the Committee may provide, in any Award agreement, for a forfeiture of gains previously realized upon exercise, lapse of restrictions, or settlement of an Award (commonly referred to as a “clawback”) in the event of Injurious Conduct by a participant during service or a specified period following service.

(d)   Timing.  The Committee shall exercise the right of forfeiture provided to the Company in Section 12(b) or (c) within ninety (90) days after the discovery of the activities giving rise to the Company’s right of forfeiture, which activities must have occurred no later than twelve (12) months after the participant’s termination of service.

(e)   Determination from the Committee.  A participant may make a request to the Committee in writing for a determination regarding whether any proposed business or activity would constitute Injurious Conduct.  Such request shall fully describe the proposed business or activity. The Committee shall respond to the participant in writing and the Committee’s determination shall be limited to the specific business or activity so described.

(f)   Condition Precedent.  Unless the Committee or any agreement relating to Awards under this Plan shall otherwise provide, all Awards shall be considered awarded under this Plan subject to the applicability of this Section 12.

(g)   Enforceability.  A purpose of this Section 12 is to protect the Company (and any subsidiary or affiliate) from Injurious Conduct.  To the extent that this Section 12 is not fully enforceable as written, the unenforceable provisions shall be modified so as to provide the Company with the fullest protection permitted by law.

13.  Change of Control.  Notwithstanding any other provision of the Plan, upon a Change of Control, outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

(a) Any outstanding and unexercised Stock Options shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire or be forfeited.

(b) The Committee, at its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, at its discretion, shall determine.  The provisions contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is a director or executive officer of the Company.

(c) Any outstanding and unexercised Stock Appreciation Rights shall become immediately and fully exercisable.

(d) Any Restricted Stock or Stock Unit shall become immediately and fully vested.

(e) “Change of Control” means the merger or consolidation of the Company with or into another corporation as the result of which the Company is not the continuing or surviving corporation; the sale or other disposition of all or substantially all of the assets of the Company (including the exchange of such assets for the securities of another corporation); the acquisition by another person of 50% or more of the Company's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company; or other transaction involving the Company pursuant to which the Common Stock would be converted into cash, securities or other property.

14.  Adjustment Provisions.  Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Common Stock deliverable under all Awards stated in Section 5(a), the maximum number of shares of Common Stock available for Restricted Stock Awards and Stock Units under Section 5(a), and the maximum number of shares of Common Stock with respect to which Awards may be granted to or measured with respect to any one person during any period stated in Section 5(a) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, spin-offs, dividends in kind, or other relevant changes in capitalization, or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. With respect to outstanding Awards, each participant has a legal right to the equitable adjustment provided hereunder, in order to preserve, without enlarging, the participant’s rights with respect to such Awards. Any adjustment in Incentive Stock Options under this Section 14 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act and which otherwise is permissible under Code Section 409A. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15.  Nontransferability.  Each Award granted under the Plan to a participant (other than unrestricted stock Awards and vested Restricted Stock Awards) shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable for a period of one (1) year after his or her death and only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution or beneficiary designation. Notwithstanding the foregoing, at the discretion of the Committee, a grant of an Award other than an Incentive Stock Option may permit the transferability of an Award by a participant solely to the participant’s spouse, siblings, parents, children, and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies, or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the grant of the Award.

16.  Other Provisions.  The grant of any Award under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, provisions for the acceleration of exercisability or vesting of Awards (subject to Section 20(a)), performance conditions other than those imposed under Section 10, or provisions to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

17.  Fair Market Value.  For purposes of this Plan and any Awards awarded hereunder, Fair Market Value on any given date means the fair market value of the shares of Common Stock determined by such methods or procedures as shall be established from time to time by the Board of Directors. Unless otherwise determined by the Board of Directors, (i) if the Common Stock is listed on a national securities exchange or is quoted on NASDAQ, the closing price reported as having occurred on such date, or, if there is no sale on such date, then on the last preceding date on which such a sale was reported, or (ii) if the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, the amount determined by the Committee (or in accordance with procedures approved by the Committee) to be the fair market value based upon a good faith attempt to value the Common Stock accurately.

18.  Withholding.  All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock.  In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, at its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), require, or permit an election by, an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by having the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld.

19.  Employment Rights.  Neither the Plan nor any action taken hereunder shall be construed as giving any participant the right to be retained in the employ or service of the Company or any of its subsidiaries or affiliates.

20.  Tax Compliance
(a)   Certain Limitations on Awards to Ensure Compliance with Section 409A.  For purposes of this Plan, references to an Award term or event (including any authority or right of the Company or a participant) being “permitted” under Section 409A shall mean, for a 409A Award, that the term or event will not cause the participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Section 409A(a)(2)(B)(i) shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i), any distribution triggered by a participant’s termination of employment and intended to qualify under Section 409A(a)(2)(A)(i) shall be made only at such time as the participant has had a “separation from service” within the meaning of Section 409A(a)(2)(A)(i),  and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Section 409A for such Award.

(b)   Certain Terms Relating to Code Section 409A.  “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards (including those exempt as “short-term deferrals” under Proposed Treasury Regulation § 1.409A-1(b)(4) and any successor regulation). Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(c)   Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan (excluding Restricted Stock), such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21.  No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.  Duration, Amendment and Termination.  No Award shall be initially granted more than ten (10) years after the latest date upon which the Plan (including any amendment and restatement of the Plan) has been approved by stockholders, but Awards outstanding at that time shall remain outstanding and governed by the terms of the Plan. The Company may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no amendment of the Plan may be made without approval of holders of a majority of the voting power of the Common Stock , voting together as a single class, if the amendment will: (i) increase the aggregate number of shares of Common Stock that may be delivered through Awards under the Plan; (ii) increase the maximum number of shares or cash that may be awarded to any participant under Section 5 hereof; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the Plan so as to materially broaden eligibility for participation in the Plan; provided, however, that adjustments authorized under Section 14 are not subject to stockholder approval under this Section 22. Without the approval of stockholders, the Committee will not amend or replace previously granted Stock Options or Stock Appreciation Rights in a transaction that constitutes a “repricing.”  For this purpose, a “repricing” means: (1) amending the terms of a Stock Option or Stock Appreciation Right after it is granted to lower its exercise price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling a Stock Option at a time when its strike price is equal to or greater than the fair market value of the underlying Common Stock, in exchange for another Stock Option, Stock Appreciation Right, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Stock Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the participant.  Adjustments to awards under Section 14 will not be deemed “repricings,” however.

23.  Governing Law.  This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

24.  Effective Date.  This Plan has been adopted by the Board of Directors of the Company and shall be effective as of the date of approval by the Company’s stockholders at the 2008 Annual Meeting of Stockholders, by the affirmative vote of a majority of the voting power present in person or by proxy and entitled to vote generally in the election of directors and entitled to vote on the matter of approval of this Plan.  Such stockholder approval shall be a condition to the right of each participant to receive any Awards hereunder. Any Awards granted under the Plan prior to such stockholder approval shall be effective as of the date of grant (unless, with respect to any Award, the Committee specifies otherwise at the time of grant), but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such stockholder approval and, if such stockholder approval is not obtained as provided hereunder, any such Award shall be cancelled.

**ANNUAL MEETING OF STOCKHOLDERS OF**

# COLUMBIA LABORATORIES, INC.

**May 13, 2008**

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730000000000000000 5 051308

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSAL 2.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. Election of Directors.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. To adopt the Company's 2008 Long-Term Performance Plan. | ☐ | ☐ | ☐ |

**This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted "FOR" Items 1 and 2.**

**PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED.**

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF**

# COLUMBIA LABORATORIES, INC.

## PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
## TO BE HELD MAY 13, 2008

The undersigned hereby appoints each of Stephen G. Kasnet and Robert S. Mills as Proxies, each with the power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share, or, as the case may be, shares of Series B Convertible Preferred Stock, $.01 par value per share, or shares of Series E Convertible Preferred Stock, $.01 par value per share, of Columbia Laboratories, Inc. (the "Company") held of record by the undersigned on March 31, 2008, at the Company's Annual Meeting of Stockholders, to be held on May 13, 2008, or at any adjournment or adjournments thereof.

***(Continued, and to be signed, on the reverse side.)***

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